                                                                   Exhibit 10.78



================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                February 25, 2002

                                     between

                              PANAMSAT CORPORATION,

                            The LENDERS Party Hereto

                                       and

                           CREDIT SUISSE FIRST BOSTON,
                             as Administrative Agent

                                 ---------------

                                 $1,250,000,000

                                 ---------------

                           CREDIT SUISSE FIRST BOSTON,
                   as Sole Bookrunner and Sole Lead Arranger,

                           CREDIT SUISSE FIRST BOSTON
                                       and
                         DEUTSCHE BANC ALEX. BROWN INC.,
                               as Joint Arrangers

                         DEUTSCHE BANC ALEX. BROWN INC.,
                              as Syndication Agent

                                       and

                       SOCIETE GENERALE, NEW YORK BRANCH,
                             as Documentation Agent

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Classification of Loans and Borrowings.........................34
SECTION 1.03.  Terms Generally................................................34
SECTION 1.04.  Accounting Terms; GAAP.........................................34
SECTION 1.05.  Treatment of Certain Taxes.....................................35

                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01.  The Commitments................................................35
SECTION 2.02.  Loans and Borrowings...........................................36
SECTION 2.03.  Requests for Syndicated Borrowings.............................36
SECTION 2.04.  Swingline Loans................................................37
SECTION 2.05.  Letters of Credit..............................................39
SECTION 2.06.  Funding of Borrowings..........................................43
SECTION 2.07.  Interest Elections.............................................43
SECTION 2.08.  Termination and Reduction of the Commitments...................45
SECTION 2.09.  Repayment of Loans; Evidence of Debt...........................45
SECTION 2.10.  Prepayment of Loans............................................48
SECTION 2.11.  Fees...........................................................54
SECTION 2.12.  Interest.......................................................55
SECTION 2.13.  Alternate Rate of Interest.....................................56
SECTION 2.14.  Increased Costs................................................56
SECTION 2.15.  Break Funding Payments.........................................57
SECTION 2.16.  Taxes..........................................................58
SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs....59
SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.................61

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers...........................................62
SECTION 3.02.  Authorization; Enforceability..................................62
SECTION 3.03.  Governmental Approvals; No Conflicts...........................63
SECTION 3.04.  Financial Condition; No Material Adverse Change................63
SECTION 3.05.  Properties.....................................................64
SECTION 3.06.  Litigation and Environmental Matters...........................64


                                      (i)

SECTION 3.07.  Compliance with Laws and Agreements............................65
SECTION 3.08.  Investment and Holding Company Status..........................65
SECTION 3.09.  Taxes..........................................................65
SECTION 3.10.  ERISA..........................................................65
SECTION 3.11.  Disclosure.....................................................65
SECTION 3.12.  Use of Credit..................................................66
SECTION 3.13.  Material Agreements and Liens..................................66
SECTION 3.14.  Capitalization.................................................66
SECTION 3.15.  Subsidiaries and Investments...................................67
SECTION 3.16.  Real Property..................................................67
SECTION 3.17.  FCC Licenses, Etc..............................................68
SECTION 3.18.  Satellites.....................................................68
SECTION 3.19.  Solvency.......................................................68

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.  Effective Date.................................................69
SECTION 4.02.  Each Credit Event..............................................72

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information.....................73
SECTION 5.02.  Notices of Material Events.....................................75
SECTION 5.03.  Existence; Conduct of Business.................................76
SECTION 5.04.  Payment of Obligations.........................................76
SECTION 5.05.  Maintenance of Properties......................................76
SECTION 5.06.  Insurance......................................................76
SECTION 5.07.  Books and Records; Inspection Rights...........................83
SECTION 5.08.  Compliance.....................................................83
SECTION 5.09.  Use of Proceeds and Letters of Credit..........................83
SECTION 5.10.  Hedging Agreements.............................................83
SECTION 5.11.  Certain Obligations Respecting Subsidiaries;
               Further Assurances.............................................83
SECTION 5.12.  Access and Command Codes.......................................86

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness...................................................88
SECTION 6.02.  Liens..........................................................91
SECTION 6.03.  Fundamental Changes............................................92
SECTION 6.04.  Lines of Business..............................................96
SECTION 6.05.  Investments....................................................96
SECTION 6.06.  Restricted Payments............................................98
SECTION 6.07.  Transactions with Affiliates..................................100
SECTION 6.08.  Restrictive Agreements........................................101


                                      (ii)

SECTION 6.09.  Sale and Lease-Back Transactions..............................102
SECTION 6.10.  Certain Financial Covenants...................................103
SECTION 6.11.  Payment of Other Indebtedness.................................105
SECTION 6.12.  Modifications of Certain Documents............................106
SECTION 6.13.  Designations of Unrestricted Subsidiaries, Etc................106

                                   ARTICLE VII

                                EVENTS OF DEFAULT............................107

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT.........................111

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.  Notices.......................................................113
SECTION 9.02.  Waivers; Amendments...........................................114
SECTION 9.03.  Expenses; Indemnity; Damage Waiver............................116
SECTION 9.04.  Successors and Assigns........................................118
SECTION 9.05.  Survival......................................................121
SECTION 9.06.  Counterparts; Integration; Effectiveness......................121
SECTION 9.07.  Severability..................................................122
SECTION 9.08.  Right of Setoff...............................................122
SECTION 9.09.  Governing Law; Jurisdiction; Etc..............................122
SECTION 9.10.  WAIVER OF JURY TRIAL..........................................123
SECTION 9.11.  Headings......................................................123
SECTION 9.12.  Treatment of Certain Information; Confidentiality.............123
SECTION 9.13.  Limitation on Liability.......................................124


                                     (iii)

SCHEDULE I      - Commitments
SCHEDULE II     - Material Agreements and Liens
SCHEDULE III    - Restrictive Agreements
SCHEDULE IV     - Litigation
SCHEDULE V      - Environmental Matters
SCHEDULE VI     - Subsidiaries and Investments
SCHEDULE VII    - FCC Licenses
SCHEDULE VIII   - Real Property
SCHEDULE IX     - Satellite Risk Management Program
SCHEDULE X      - Outstanding Equity Rights
SCHEDULE XI     - Satellites
SCHEDULE XII    - Affiliate Agreements
SCHEDULE XIII   - Covenant of Quiet Enjoyment

EXHIBIT A-1     - Form of Assignment and Acceptance
EXHIBIT A-2     - Form of Promissory Note
EXHIBIT A-3     - Form of Borrowing Request
EXHIBIT B       - Form of Intercreditor and Collateral Trust Agreement
EXHIBIT C       - Form of Lender Security Agreement
EXHIBIT D       - Form of Shared Security Agreement
EXHIBIT E       - Form of Guarantee Agreement
EXHIBIT F       - Form of Guarantee Assumption Agreement
EXHIBIT G       - Form of Opinion of Counsel to the Obligors
EXHIBIT H       - Form of Opinion of Special Communications Counsel
EXHIBIT I       - Form of Opinion of Special New York Counsel to the
                      Joint Arrangers
EXHIBIT J       - Form of Tax Certificate
EXHIBIT K-1     - Form of Terms of Affiliate Subordinated Indebtedness
EXHIBIT K-2     - Form of Terms of Permitted Subordinated Indebtedness


                                      (iv)

            CREDIT AGREEMENT dated as of February 25, 2002, between PANAMSAT CORPORATION, the LENDERS party hereto, and CREDIT SUISSE FIRST BOSTON, as Administrative Agent.

            The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to it (by means of loans and letters of credit), under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal or face amount not exceeding $1,250,000,000 to provide funds to refinance a portion of the outstanding indebtedness of the Borrower payable to Hughes Electronics Corporation ("Hughes") in the aggregate principal amount of $1,725,000,000, to pay accrued and unpaid interest in respect of such indebtedness, for the general corporate purposes of the Borrower and its subsidiaries and to pay a portion of the fees and expenses related thereto. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Acceptable Exclusions" means, in the case of any insurance procured in accordance with Section 5.06(b), (i) war, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack, (ii) any anti-satellite device or device employing atomic or nuclear fission or fusion or device employing laser or directed energy beams, (iii) insurrection, strikes, riots, civil commotion, rebellion, revolution, civil war, usurpation or action taken by a government or governmental authority, (iv) confiscation by order of any government, governmental authority or agent, (v) nuclear reaction, nuclear radiation or radioactive contamination, (vi) electromagnetic or radio frequency interference, except for physical damage to a Satellite, (vii) willful or intentional acts of the insured or its contractors intended to cause loss or failure of a Satellite,
(viii) third party liability, (ix) loss of market, loss of revenue and extra expenses, except as contemplated in the insuring agreement, incidental damages and consequential damages, (x) actions (including any unlawful seizure or wrongful exercise of control of a satellite or launch vehicle) taken by one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss, damage or failure resulting therefrom is accidental or intentional, and (xi) such other similar exclusions as may be customary for policies of such type as of the date of issuance or renewal of such coverage.

                                Credit Agreement

            "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

            "Administrative Agent" means CSFB, in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Borrower or any of its Affiliates.

            "Affiliate Debt Incurrence" means the incurrence by the Borrower of any Affiliate Subordinated Indebtedness.

            "Affiliate Subordinated Indebtedness" means unsecured Indebtedness issued by the Borrower (and for which the Borrower is directly and primarily liable) and that satisfies the following criteria:

            (a) such Indebtedness is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans and LC Disbursements hereunder upon the terms set forth in Exhibit K-1, or upon such other terms as shall be satisfactory to the Administrative Agent;

            (b) such Indebtedness shall be an obligation of the Borrower only and none of the Restricted Subsidiaries of the Borrower shall be directly or indirectly liable in respect thereof;

            (c) the terms of such Indebtedness shall not provide for payment of any portion of the principal thereof prior to the date 12 months after the final maturity of the Loans hereunder;

            (d) such Indebtedness shall not contain any financial or other covenants, events of default or mandatory prepayment provisions and shall provide that all interest in respect thereof is to be capitalized (by adding the amount of such interest to the principal of such Indebtedness); and

            (e) such Indebtedness shall be held only by a Person that is an Affiliate of the Borrower (other than a Subsidiary of the Borrower) and shall provide that such Indebtedness may not be transferred by such Affiliate (except to another Affiliate of the Borrower, other than to a Subsidiary of the Borrower) without the consent of the Required Lenders hereunder.

                                Credit Agreement

            "All Risks Insurance" means, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite and the related Associated Equipment, including all components thereof, at all times during the manufacture, testing, storage, payload processing and transport of such Satellite and such Associated Equipment, if any, up to the time of Launch, in the case of such Satellite, and until delivery to the applicable Satellite Purchaser, in the case of such Associated Equipment.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "Applicable Percentage" means (a) with respect to any Revolving Credit Lender for purposes of Sections 2.04 or 2.05 or in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Swingline Lender or the Issuing Lender under this Agreement, the percentage of the total Revolving Credit Commitments represented by such Revolving Credit Lender's Revolving Credit Commitment, and (b) with respect to any Lender in respect of any indemnity claim under Section 9.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans of all Classes hereunder represented by the aggregate amount of such Lender's Commitments or Loans of all Classes hereunder. If the Revolving Credit Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" means, for any day, (a) with respect to any Tranche B ABR Loan, 2.50% and any Tranche B Eurodollar Loan, 3.50% and (b) with respect to any ABR Loan (including any Swingline Loan) or Eurodollar Loan that are Revolving Credit or Tranche A Term Loans, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR" or "Eurodollar" for the respective Class of Loans, or "Commitment Fee Rate", respectively, based upon the Total Leverage Ratio as of the most recent determination date; provided that until June 30, 2002 the "Applicable Rate" shall be the rates specified below for a Total Leverage Ratio of < 4.50 and >= 4.00:

          =======================================================================================
              Total Leverage         Revolving Credit          Tranche A Term         Commitment
                   Ratio                   Loans                    Loans              Fee Rate
          ---------------------------------------------------------------------------------------
                   -----             ABR       Eurodollar     ABR        Eurodollar      -----
          ---------------------------------------------------------------------------------------
                 >= 4.50            2.25%         3.25%      2.25%         3.25%         0.750%
          ---------------------------------------------------------------------------------------
            < 4.50 and >= 4.00      2.00%         3.00%      2.00%         3.00%         0.500%
          ---------------------------------------------------------------------------------------
            < 4.00 and >= 3.50      1.75%         2.75%      1.75%         2.75%         0.500%
          ---------------------------------------------------------------------------------------
            < 3.50 and >= 3.00      1.50%         2.50%      1.50%         2.50%         0.375%
          ---------------------------------------------------------------------------------------
                  < 3.00            1.25%         2.25%      1.25%         2.25%         0.375%
          =======================================================================================

                                Credit Agreement

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date two Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in the highest range provided above (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

            "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A-1 or any other form approved by the Administrative Agent.

            "Associated Equipment" means, with respect to any Satellite, the equipment to be delivered by the Satellite Manufacturer with respect thereto pursuant to the terms of the applicable Satellite Purchase Agreement.

            "Attributable Debt" means, on any date, in respect of any lease of the Borrower or any Restricted Subsidiary entered into as a part of a sale and leaseback transaction described in Section 6.09, (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared

                                Credit Agreement
as of such date in accordance with GAAP as if such lease were accounted for as a Capital Lease Obligation.

            "Board of Directors" means the board of directors of the Borrower or any duly authorized committee thereof.

            "Board Resolution" means with respect to the Borrower, a duly adopted resolution of the Board of Directors.

            "Borrower" means, initially, PanAmSat and, to the extent that PanAmSat is not the surviving entity in the transaction described in Section 6.03(f) or PanAmSat shall have transferred substantially all of its assets to a Restricted Subsidiary in such a transaction (but subject in any event to the satisfaction of the requirements of said Section), the New Borrower referred to in said Section.

            "Borrowing" means (a) all Syndicated ABR Loans of the same Class made, converted or continued on the same date, (b) all Eurodollar Loans of the same Class that have the same Interest Period or (c) a Swingline Loan.

            "Borrowing Request" means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03 and in substantially the form of Exhibit A-3.

            "Business Day" means any day (a) that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurodollar Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

            "Capital Expenditures" means, for any period, additions to property, plant and equipment and other capital expenditures of the Borrower and its Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period prepared in accordance with GAAP.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Casualty Event" means, with respect to any property of any Person, any loss of or damage to, or any condemnation or other taking by a Governmental Authority of, such property for which such Person or any of its Restricted Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

                                Credit Agreement

            "Change in Control" means the occurrence of any one or more of the following events:

            (a) at any time that the Borrower is not a Subsidiary of a Permitted Holder, the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than one or more Permitted Holders of shares representing more than 30% of the total voting power represented by the issued and outstanding capital stock of the Borrower then entitled to vote in the election of the Board of Directors;

            (b) at any time that the Borrower is a Subsidiary of Hughes, EchoStar or a Holding Company, the acquisition of Control of Hughes, EchoStar or such Holding Company by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than a Permitted Holder;

            (c) at any time, the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower (or, at any time the Borrower is a Subsidiary of Hughes, EchoStar or a Holding Company, of Hughes, EchoStar or such Holding Company) by Persons who were neither (i) nominated by the board of directors of the Borrower (or of Hughes, EchoStar or such Holding Company, as the case may be) with the affirmative vote of a majority of the members of said board of directors at the time of such nomination or election nor (ii) appointed by directors so nominated or elected or appointed by Permitted Holders;

            (d) any "Change of Control" (however defined in the relevant indenture or other instrument) shall occur with respect to the Senior 1998 Notes, the Senior 2002 Notes, or any Permitted Senior Indebtedness or Permitted Subordinated Indebtedness if the effect thereof is to require the Borrower to repurchase or redeem (or make an offer to repurchase of redeem) any such Notes or Indebtedness: or

            (e) at any time after the consummation of a Holding Company Transaction, the Holding Company shall cease to own directly all of the issued and outstanding capital stock and other ownership interests of the Company.

For purposes of clause (a) above, a Person or group shall be deemed to own "beneficially" all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if

                                Credit Agreement

any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche A Term Loan Commitment or Tranche B Term Loan Commitment.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral Trustee" means The Bank of New York, a New York banking corporation, in its capacity as Collateral Trustee under the Intercreditor and Collateral Trust Agreement, and its successors or assigns.

            "Commitment" means a Revolving Credit Commitment, Tranche A Term Loan Commitment or Tranche B Term Loan Commitment, or any combination thereof (as the context requires).

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto; provided that, for purposes of Section 6.07, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

            "Covered Satellite" means any Satellite that is owned by the Borrower or any of its Restricted Subsidiaries or for which the Borrower or any of its Restricted Subsidiaries otherwise retains the risk of loss.

            "Credit Party" means, collectively, the Obligors and, following the consummation of a Holding Company Transaction, the Holding Company.

            "CSFB" means Credit Suisse First Boston.

            "Debt Service" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or regularly scheduled prepayments of principal of Indebtedness (including the principal component of any regularly scheduled payments in respect of Capital Lease Obligations) made during such period plus
(b) all Interest Expense for such period. For the avoidance of doubt, (i) prepayments under Section 2.10 and (ii) payments of principal of Indebtedness to Hughes pursuant to the Refinancing, and payments of principal in respect of the Satellite commonly referred to as "Galaxy IIIR" shall be excluded in the determination of Debt Service.

                                Credit Agreement

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Designated Acquired Assets" means assets acquired pursuant to a Permitted Business Acquisition (or comprising a business unit or division acquired pursuant to a Permitted Business Acquisition) that are identified in writing to the Administrative Agent prior to the date of consummation of such Permitted Business Acquisition as being intended for sale promptly after such consummation.

            "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule IV and the environmental matters disclosed in Schedule V.

            "Disposition" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Borrower or any of its Restricted Subsidiaries to any other Person, excluding, however, any lease (including any sales-type lease covering transponders) entered into in the ordinary course of business and on ordinary business terms reasonably consistent with prior practice of the Borrower and its Restricted Subsidiaries.

            "Disposition Investment" means, with respect to any Disposition (or any transaction contemplated by Section 6.03(b)(iii)), any promissory notes or other evidences of indebtedness or other investments received by the Borrower or any of its Restricted Subsidiaries in connection with such Disposition or transaction (including, in the case of any such transaction contemplated by Section 6.03(b)(iii), a lease).

            "Disqualified Stock" means any capital stock or other ownership interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the final maturity of the Loans hereunder,
(b) is secured by any assets of the Borrower or any Restricted Subsidiary or is Guaranteed by any Restricted Subsidiary or (c) is exchangeable or convertible at the option of the holder into Indebtedness of the Borrower or any Restricted Subsidiary.

            Notwithstanding the preceding sentence, any capital stock or other ownership interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the respective issuer thereof to repurchase such capital stock or other ownership interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such capital stock or other ownership interest provide that such issuer may not repurchase or redeem any such capital stock or other ownership interest pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 6.06.

            "Dollars" or "$" refers to lawful money of the United States of America.

                                Credit Agreement

            "Domestic Subsidiary" means any Restricted Subsidiary that is not a Foreign Subsidiary.

            "EBITDA" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following (in each case adjusted to exclude all extraordinary and unusual items, income or loss attributable to equity in affiliates and non-cash minority interest payments and receipts): (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) and other non-cash items deducted from net income for such period plus (c) during any period ending on or before the date twelve months after the EchoStar Combination Transaction, costs related to the EchoStar Combination Transaction that are allocated to the Borrower up to but not exceeding $40,000,000 in the aggregate during any such period plus (d) costs associated with the Refinancing (including in connection with the execution and delivery of this Agreement and the other Loan Documents) allocated to such period plus (e) costs allocated during such period to the Borrower and its Restricted Subsidiaries by reason of a tax deconsolidation upon the EchoStar Combination Transaction plus (f) loss (or minus income) attributable to operations discontinued during such period plus (g) the aggregate collections by the Borrower and its Restricted Subsidiaries during such period on investments in sales-type leases minus (h) the aggregate amount of gross profit on sales-type leases included in net operating income for such period minus (i) any Specified Affiliate Payments made during such period (net of any contributions contemplated by clause (b) of the definition of "Specified Affiliate Payments").

            Notwithstanding the foregoing, if during any period for which EBITDA is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any acquisition or Disposition of a business or operating unit then, for all purposes of this Agreement, EBITDA shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated on the first day of such period.

            "EchoStar" means EchoStar Communications Corporation, a Nevada corporation, and its successors and assigns.

            "EchoStar Combination Transaction" means (a) the merger of EchoStar with Hughes pursuant to the Agreement and Plan of Merger dated as of October 28, 2001, or (b) the purchase by EchoStar from the Sellers pursuant to the Stock Purchase Agreement of 120,812,175 shares of common stock, par value $0.01 per share, issued by the Borrower, plus any additional shares of common stock issued by the Borrower and acquired by the Sellers or any of their respective Subsidiaries after October 28, 2001.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment,

                                Credit Agreement
preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities, and including any Lien filed against any property covered by the Mortgages in favor of any Governmental Authority), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Restricted Subsidiaries after the Effective Date, of (i) any of its capital stock or other ownership interests, (ii) any warrants or options exercisable in respect of its capital stock or other ownership interests, other than any warrants or options issued to (x) consultants pursuant to consulting arrangements between such consultants and the Borrower or a Restricted Subsidiary, or (y) directors, officers or employees of the Borrower or any of its Restricted Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Restricted Subsidiaries or (b) the receipt by the Borrower or any of its Restricted Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Restricted Subsidiary to the Borrower or any Wholly Owned Restricted Subsidiary or (y) any capital contribution by the Borrower or any Wholly Owned Restricted Subsidiary to any Restricted Subsidiary.

            "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code, excluding, however, General Motors and its Subsidiaries (other than Hughes and its Subsidiaries).

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which

                                Credit Agreement
the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" has the meaning assigned to such term in Article VII.

            "Exchange Act" means the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof.

            "Excluded Property" means (a) shares of stock or other equity interests of the Borrower or any of its Restricted Subsidiaries in any Joint Venture or Unrestricted Subsidiary, but only to the extent that a pledge of such shares of stock pursuant to the Security Documents is prohibited by such Person's organizational documents, or by an agreement or other instrument to which such Person is a party, and the existence of such prohibition has been demonstrated to the satisfaction of the Administrative Agent (it being understood that, based upon organizational and other documents in effect on the date hereof, such prohibition has been demonstrated to the satisfaction of the Administrative Agent in the case of the equity interests in Horizon Satellite LLC, WP COM S. de R.L. de C.V. and Controladora Satelital de Mexico, S. de R.L. de C.V.), (b) property expressly excluded from the scope of "Collateral" pursuant to Section 3.02 of the Lender Security Agreement or Section 3.02 of the Shared Security Agreement, (c) all real property, other than any real property on which any tracking, telemetry, control or monitoring facility of the Borrower or any of its Restricted Subsidiaries is situated and (d) property as to which the Borrower has demonstrated to the satisfaction of the Administrative Agent, that the expense, tax or regulatory consequences or difficulty of subjecting such property to the Lien of the Security Documents would not, in light of the benefits that would accrue to the Lenders, justify such property being so subject to such Lien. The Administrative Agent hereby agrees to advise the Collateral Trustee of any property that is to be Excluded Property pursuant to clause (a) or (d) above, promptly after the determination thereof.

            Notwithstanding the foregoing, although the Lender Security Agreement provides that FCC Licenses are excluded from the "Collateral" thereunder to the extent that the

                                Credit Agreement

Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, for purposes of this Agreement it is intended that FCC Licenses be deemed to be included in such "Collateral" and, accordingly, FCC Licenses are not Excluded Property hereunder.

            "Excluded Satellites" means (a) the Satellites of the Borrower and its Restricted Subsidiaries commonly referred to as "PAS-4", "PAS-5", "PAS-6", "PAS-7", "Galaxy IIIR" and "Galaxy VIIIi" and (b) any other Satellite that (i) is not expected or intended, in the good faith determination of the Board of Directors and evidenced by a Board Resolution delivered to the Administrative Agent, to earn future revenues from the operation of such Satellite in excess of $10,000,000 in any fiscal year, and (ii) has suffered loss or damage such that
(1) the procurement of In-Orbit Insurance therefor in the amount and on the terms required by Section 5.06(b)(iii) would not be available for a price that is, and on other terms and conditions that are, commercially reasonable or (2) such In-Orbit Insurance would be subject to exclusions or limitations of coverage that would make the terms of the insurance commercially unreasonable, in either case, as determined in good faith by the Board of Directors and evidenced by a Board Resolution delivered to the Administrative Agent.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender, the Swingline Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, or in which its principal office is located or in which it is doing business, other than by reason of this Agreement and the activities of such Lender incidental to its rights and obligations thereunder, or, in the case of any Lender, in which its applicable lending office is located, or in each case by any political subdivision of any such jurisdiction,
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e) to establish the same withholding rate as at the time it became a party to this Agreement, except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

            "FCC" means the Federal Communications Commission or any governmental authority substituted therefor.

            "FCC Licenses" means all authorizations, orders, licenses and permits issued by the FCC to the Borrower or any of its Restricted Subsidiaries, under which the Borrower or any of its Restricted Subsidiaries is authorized to launch and operate any of its Satellites or to operate any of its transmit only, receive only or transmit and receive earth stations.

                                Credit Agreement

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

            "Fixed Charges Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) the sum of (i) Debt Service for such period plus
(ii) the aggregate amount of Federal, state and local income taxes paid by the Borrower and its Restricted Subsidiaries in respect of such period.

            "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary of the Borrower that is not organized under the laws of any jurisdiction within the United States of America.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "General Motors" means General Motors Corporation, a Delaware corporation, and its successors and assigns.

            "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of)

                                Credit Agreement
such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Agreement" means a Guarantee Agreement substantially in the form of Exhibit E between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

            "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit F.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Holding Company" means a corporation, limited liability company or limited partnership that owns directly 100% of the issued and outstanding shares of capital stock and other ownership interest of each class of the Borrower, and which is formed either pursuant to Section 6.03(f) or clause (q) of Article VII. Anything herein to the contrary notwithstanding, neither EchoStar nor Hughes shall be a "Holding Company" for purposes of this Agreement.

            "Holding Company Pledge Agreement" means a pledge agreement in form consistent with the Shared Security Agreement pursuant to which a Holding Company shall (a) Guarantee in a manner consistent with the provisions of
Section 2 of the Guarantee Agreement all of the obligations of the Borrower hereunder and shall pledge to the Administrative Agent all of the capital stock and other ownership interests in the Borrower held by it as collateral security for the "Secured Obligations" under and as defined in the Lender Security Agreement (it being understood that the obligations of such Holding Company in respect of such Guarantee shall be limited in recourse to the capital stock and other ownership interests in the Borrower so pledged), (b) make representations and warranties consistent with those set forth in Section 3.01, 3.02, 3.03, 3.07 and 3.08 (but with respect to itself and such pledge agreement) and (c) agree as to itself and its property to submit to the jurisdiction of courts and waive jury trial in a manner consistent with Sections 9.09 and 9.10.

                                Credit Agreement

            "Holding Company Transaction" means any transaction described in
Section 6.03(f) or clause (q) of Article VII pursuant to which the Borrower becomes a Wholly Owned Subsidiary of a Holding Company.

            "Hughes" has the meaning assigned to such term in the preamble to this Agreement, and its successors and assigns.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services,
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, provided that the foregoing clauses (c), (d) and (e) shall exclude trade accounts payable incurred in the ordinary course of business.

            The Indebtedness of any Person shall include (x) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and (y) in the case of Indebtedness issued at a discount, the accreted value thereof and shall exclude (i) obligations under Satellite Purchase Agreements, Launch Services Agreements, and satellite insurance not overdue by more than 90 days, (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, and
(iv) obligations under Hedging Agreements.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "In-Orbit Insurance" means, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching upon the expiration of the Launch Insurance therefor and renewing, during the commercial in-orbit service of such Satellite, at least thirty (30) days before the expiration of the immediately preceding corresponding In-Orbit Insurance policy, subject to the terms and conditions set forth herein.

            "In-Orbit Spare Satellite" means a Satellite that meets the qualifying requirements for in-orbit spare satellites set out in Schedule IX.

                                Credit Agreement

            "Intercreditor and Collateral Trust Agreement" means an Intercreditor and Collateral Trust Agreement substantially in the form of Exhibit B between the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Collateral Trustee.

            "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such Period.

            Notwithstanding the foregoing, (i) if during any period for which Interest Expense is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any acquisition or Disposition then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such acquisition or Disposition (and any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with such acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period and (ii) if, as at any date (a "calculation date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Effective Date, Interest Expense shall be calculated (after giving effect to the adjustment contemplated in the foregoing clause (i)) only for the portion of such period commencing on the Effective Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Effective Date through and including the calculation date.

            "Interest Election Request" means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

            "Interest Expense" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations but excluding any interest not required to be paid in cash) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the aggregate amount of dividends paid in cash in respect of Disqualified Stock during such period plus (c) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (d) interest income for such period (but only to the extent not included in the determination of EBITDA for such period).

            "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan or any Swingline Loan, each Quarterly Date and (b) with respect to any Eurodollar Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period.

            "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the

                                Credit Agreement

Borrower may elect and as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

            "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in the ordinary course of business and excluding also any investment in sales-type leases entered into in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

            "Issuing Lender" means CSFB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in
Section 2.05(j).

            "Joint Arrangers" means, collectively, CSFB and Deutsche Banc Alex. Brown Inc.

            "Joint Ventures" means any Person in which the Borrower or a Restricted Subsidiary maintains an equity investment (including those formed for the purpose of selling or leasing transponders or transponder capacity to third party customers in the ordinary course of business of the Borrower and its Restricted Subsidiaries), but which is not a Subsidiary of the Borrower.

            "Launch" means, with respect to any Satellite, the point in time before lift-off of such Satellite at which risk of loss of such Satellite passes to the applicable Satellite Purchaser under the terms of the applicable Satellite Purchase Agreement, unless risk of loss thereunder is to pass to such Satellite Purchaser after lift-off, in which case "Launch" shall mean the intentional ignition of the first stage engines of the launch vehicle that has been integrated with such Satellite.

                                Credit Agreement

            "Launch Insurance" means, with respect to any Satellite, insurance for risks of loss of and damage to such Satellite attaching not later than the time of Launch and continuing until the successful or unsuccessful attempt to achieve physical separation of such Satellite from the launch vehicle that had been integrated with such Satellite except that with respect to any Satellite that is intended for use as an In-Orbit Spare Satellite such insurance shall continue until the completion of initial in-orbit testing, subject to the terms and conditions set forth herein.

            "Launch Services Agreement" means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Launch Services Provider relating to the launch of such Satellite.

            "Launch Services Provider" means, with respect to any Satellite, the provider of launch services for such Satellite pursuant to the terms of the Launch Services Agreement related thereto.

            "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lender Collateral Account" has the meaning assigned to such term in
Section 4.01 of the Lender Security Agreement.

            "Lender Security Agreement" means a Security Agreement substantially in the form of Exhibit C between the Borrower, the Subsidiary Guarantors and the Administrative Agent.

            "Lenders" means the Persons listed on Schedule I and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                                Credit Agreement

            "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to prime banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m., London time, on the date which is two Business Days prior to the beginning of such Interest Period. Each determination by the Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

            "License Subsidiary" means PanAmSat Licensee Corp., a Delaware corporation, and any other Wholly Owned Subsidiary formed for the purpose of holding Subject Licenses to be used by the Borrower or any of its Restricted Subsidiaries in the operation of their business and all of the shares of capital stock and other ownership interests of which are held by an Obligor.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

            "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

            "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

            "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Federal Reserve Board.

            "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

            "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding

                                Credit Agreement

$20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

            "Moody's" means Moody's Investors Service, Inc.

            "Mortgages" means, collectively, the mortgages, deeds of trust and deeds to secure debt made by the Obligors in favor of the Collateral Trustee or the Administrative Agent, as applicable (or in favor of a trustee for the benefit of the Collateral Trustee or the Administrative Agent, as applicable) and covering those properties and leasehold interests identified in Schedule VIII that are to be subject to the Lien of a Mortgage.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means:

            (a) in the case of any Prepayment Disposition, the aggregate amount of all cash payments received by the Borrower and its Restricted Subsidiaries directly or indirectly in connection with such Prepayment Disposition; provided that (i) Net Cash Proceeds shall be net of (x) the amount of all reasonable legal, title, accounting, investment banking and recording tax expenses, commissions and other fees and expenses paid or payable by the Borrower and its Restricted Subsidiaries in connection with such Prepayment Disposition and (y) any foreign or U.S. Federal, state and local income or other taxes reasonably estimated to be payable by the Borrower and its Restricted Subsidiaries as a result of such Prepayment Disposition, (ii) Net Cash Proceeds shall be net of any repayments (and any reasonable expenses in connection therewith) by the Borrower or any of its Restricted Subsidiaries of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien (other than a Lien junior to the Liens created pursuant to the Security Documents) on the property that is the subject of such Prepayment Disposition, and (y) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property and (iii) Net Cash Proceeds shall be net of all reserves required to be established and in fact established and maintained by the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such Prepayment Disposition occurred or the next succeeding year (or, if a dispute shall arise, promptly following resolution of such dispute), provided that at the time and to the extent such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds;

            (b) in the case of a Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower and its Restricted Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured


                                Credit Agreement
      by a Lien on such property (other than a Lien junior to the Liens created pursuant to the Security Documents) and any income and transfer taxes payable by the Borrower or any of its Restricted Subsidiaries in respect of such Casualty Event, provided that proceeds of liability insurance, rent insurance or business interruption insurance shall not give rise to "Net Cash Proceeds" for purposes of this definition; and

            (c) in the case of any Equity Issuance, any Affiliate Debt Incurrence or Permitted Debt Incurrence, the aggregate amount of all cash received by the Borrower and its Restricted Subsidiaries in respect of such Equity Issuance, Affiliate Debt Incurrence or Permitted Debt Incurrence net of reasonable expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith including, legal, accounting, investment banking, and underwriting expenses, commissions and other fees and expenses paid or payable by the Borrower and its Restricted Subsidiaries in connection with any such Equity Issuance, Affiliate Debt Incurrence or Permitted Debt Incurrence.

            "Non-Shared Property" means all property or assets other than Shared Property.

            "Obligors" means the Borrower and each Subsidiary Guarantor.

            "Offering Memorandum" means the Final Confidential Offering Circular prepared by the Borrower with respect to its proposed offering of senior unsecured notes in an aggregate principal amount of $800,000,000.

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "PanAmSat" means PanAmSat Corporation, a Delaware corporation.

            "PAS 10" means the Satellite commonly referred to as "PAS 10".

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Business" has the meaning assigned to such term in
Section 6.04.

            "Permitted Business Acquisition" has the meaning assigned to such term in Section 6.03(d).

            "Permitted Debt Incurrence" means the incurrence by the Borrower or any of its Restricted Subsidiaries after the Effective Date of (a) any Indebtedness of the kind described in Section 6.01(e) and (b) any Indebtedness not permitted to be incurred by Section 6.01 that shall have been consented to by the Required Lenders.

                                Credit Agreement

            "Permitted Discount Purchases" means the purchase by the Borrower or any of its Restricted Subsidiaries in the open market of the Senior 1998 Notes or Senior 2002 Notes at a discount equal to at least 10% of face value, so long as immediately upon such purchase such Notes are irrevocably extinguished.

            "Permitted Dispositions" means any Disposition by the Borrower or any of its Restricted Subsidiaries to any other Person:

            (a) in the ordinary course of business and on ordinary business terms reasonably consistent with prior practice of the Borrower or such Restricted Subsidiary, provided that no more than 50 transponders may be sold pursuant to this clause (a) during the term of this Agreement;

            (b) not in the ordinary course of business in an aggregate amount not exceeding $30,000,000 in any single fiscal year of the Borrower;

            (c) of obsolete or worn-out property, tools or equipment, or property, tools or equipment no longer used or useful in the business of the Borrower or any of its Restricted Subsidiaries, excluding, however, Satellites or transponders;

            (d) of Excluded Satellites;

            (e) of one Satellite, not constituting an Excluded Satellite;

            (f) of rights to construct or launch Satellites, so long as the aggregate net profit after the date hereof of all such Dispositions shall not exceed $12,500,000 (it being understood that the termination of a contract, and receipt by the Borrower or its Restricted Subsidiaries of cash or other consideration previously paid, shall not be deemed to be a Disposition for purposes of this definition);

            (g) of Permitted Investments;

            (h) of property that is the subject of a condemnation or other taking by a Governmental Authority;

            (i) of investments in Unrestricted Subsidiaries or Joint Ventures to the extent such investments are outstanding on the date hereof or permitted under the terms of this Agreement at the time made; or

            (j) of Designated Acquired Assets; provided that any such Designated Acquired Assets are sold, transferred or otherwise disposed of within 365 days after the consummation of the Permitted Business Acquisition pursuant to which such Designated Acquired Assets were acquired.

                                Credit Agreement

            "Permitted Encumbrances" means:

            (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

            (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's and other like Liens imposed by law or by contract, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith and in compliance with Section 5.04;

            (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

            (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

            (e) liens securing judgments that do not constitute an Event of Default under clause (k) of Article VII;

            (f) easements, rights-of-way, zoning restrictions covenants, reservations, encroachments, variations and other similar restrictions or encumbrances (whether or not recorded) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary; and

            (g) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (i) do not in the aggregate materially detract from the value of the assets subject thereto or materially impair the use thereof in the operation of such business and (ii) do not secure obligations aggregating in excess of $4,000,000, provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

            "Permitted Holder" means each of (i) General Motors or Hughes, (ii) EchoStar, (iii) Charles W. Ergen, his spouse, children and other lineal descendants and any trust the sole beneficiaries of which are one or more of such individuals and (iv) any Subsidiary (including a Holding Company) or any other Person, directly or indirectly, Controlled by any of the foregoing.

                                Credit Agreement

            "Permitted Investments" means:

            (i) Dollars;

            (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

            (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year or less from the date of acquisition and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $500,000,000;

            (iv) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;

            (v) commercial paper maturing no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least P-1 from Moody's or a rating of at least A-1 from S&P;

            (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having a rating of at least "A" from either Moody's or S&P;

            (vii) money market mutual or similar funds having assets in excess of $250,000,000, substantially all the assets of which are comprised of assets specified in clauses (i) through (vi) above; and

            (viii) to the extent determined by the Borrower in good faith to be necessary for local currency working capital requirements of a Restricted Subsidiary that is a Foreign Subsidiary, other cash equivalents, provided
      (x) such Investment is made by such Foreign Subsidiary and (y) the aggregate amount of such Investments permitted by this clause (viii) for all Restricted Subsidiaries that are Foreign Subsidiaries shall not exceed $10,000,000.

            "Permitted Senior Indebtedness" means unsecured Indebtedness (other than Affiliate Subordinated Indebtedness) issued by the Borrower (and for which the Borrower is directly and primarily liable) and that satisfies the following criteria:

            (a) such Indebtedness, if Guaranteed by Subsidiaries, shall be Guaranteed only by Subsidiary Guarantors;

                                Credit Agreement

            (b) the terms of such Indebtedness shall not provide for payment of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder; and

            (c) financial and other covenants, events of default and mandatory prepayments applicable to such Indebtedness shall be on terms that are at the time customary in the market for senior unsecured debt being incurred by borrowers, and in transactions, comparable to the Borrower and the proposed debt issuance, provided that such terms are no less favorable to the Lenders than those under the Senior 2002 Notes.

            "Permitted Subordinated Indebtedness" means unsecured Indebtedness issued by the Borrower (and for which the Borrower is directly and primarily liable) and that satisfies the following criteria:

            (a) such Indebtedness is subordinated to the obligations of the Borrower to pay principal of and interest on the Loans and LC Disbursements hereunder upon the terms set forth in Exhibit K-2, or upon such other terms as shall be satisfactory to the Administrative Agent;

            (b) such Indebtedness, if Guaranteed by Subsidiaries, shall be Guaranteed only by Subsidiary Guarantors and then only if such Guarantee is subordinated to the obligations of such Subsidiary Guarantor under the Guarantee Agreement and the Security Documents upon terms and conditions equivalent to those required pursuant to clause (a) above;

            (c) the terms of such Indebtedness shall not provide for payment of any portion of the principal thereof prior to the date six months after the final maturity of the Loans hereunder; and

            (d) financial and other covenants, events of default and mandatory prepayments applicable to such Indebtedness shall be on terms that are at the time customary in the market for subordinated debt being incurred by borrowers, and in transactions, comparable to the Borrower and the proposed debt issuance, provided that such terms are no less favorable to the Lenders than those under the Senior 2002 Notes.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be a "contributing sponsor").

            "Prepayment Disposition" means any Disposition other than (a) any Disposition in which the aggregate cash consideration received by the Borrower and its Restricted

                                Credit Agreement

Subsidiaries is less than $2,000,000, (b) any Disposition of the type referred to in clauses (a) (except to the extent relating to Satellites or transponders),
(c), (f), (g), (h) and (j) of the definition of "Permitted Dispositions" in this Section, (c) any Disposition of the type referred to in Sections 6.03(a), (b) or
(c) and (d) any Disposition arising out of the sale and leaseback of PAS 10 as contemplated by Section 6.09 (except that, to the extent that the Net Cash Proceeds of such Disposition shall not have been Reinvested, or applied to the repayment of the Senior 1998 Notes due 2003, by the maturity date of such Senior 1998 Notes (with a Financial Officer having delivered a certificate to such effect to the Administrative Agent), such Disposition of PAS 10 shall be deemed to be a Prepayment Disposition for purposes of this Agreement occurring on such maturity date (and the Net Cash Proceeds of which are deemed received on such maturity date). The term "Prepayment Disposition" also includes (i) any release of any proceeds of a Prepayment Disposition from reserves maintained by the Borrower or any of its Restricted Subsidiaries as contemplated by clause (iii) of paragraph (a) of the definition of "Net Cash Proceeds" in this Section and
(ii) any realization of cash in respect of any Disposition Investment arising in connection with any Prepayment Disposition.

            "Prepayment Percentage" means (a) in the case of the Net Cash Proceeds received at any time from a Disposition of, or Casualty Event that occurs with respect to, any Shared Property, and that are to be applied on any date to the prepayment of the obligations hereunder pursuant to Section 2.10(b), the portion (expressed as a percentage) of the Secured Obligations under and as defined in the Intercreditor and Collateral Trust Agreement held by the Lenders that, under clause second of Section 4.01 of the Intercreditor and Collateral Trust Agreement are, in the event of a payment on such date, payable to the Lenders hereunder in respect of the obligations held by them hereunder and (b) in the case of Non-Shared Property at any time, 100%.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by CSFB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Principal Payment Dates" means each Quarterly Date, commencing with March 31, 2004 through and including December 31, 2008.

            "Purchase Price" shall mean, without duplication, with respect to any acquisition, an amount equal to the sum of the aggregate consideration, whether cash, property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 6.01(k) or 6.01(q)), paid or delivered by the Borrower and its Restricted Subsidiary in connection with such acquisition, including the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Restricted Subsidiaries after giving effect to such acquisition.

            "Quarterly Dates" means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.

                                Credit Agreement

            "Refinancing" means the payment in full by the Borrower of the principal of, and (except to the extent otherwise indicated on Schedule II), accrued and unpaid interest on, the Indebtedness of the Borrower under the Loan Agreement dated as of May 15, 1997 between Hughes and the Borrower in an aggregate principal amount of $1,725,000,000.

            "Register" has the meaning assigned to such term in Section 9.04.

            "Reinvest" means, with respect to any Net Cash Proceeds, the application of such Net Cash Proceeds to (a) the repair, improvement, replacement or purchase of any tangible personal or real property of the Borrower or any of its Subsidiaries (or any intellectual property, including software, necessary in order to use or benefit from such property), or the purchase, construction, manufacture or improvement (including the manufacture or purchase of a Satellite) of any such property (including any such intellectual property), or the installation of equipment on such property or software to be used in connection with such property, (b) the purchase of licenses, permits or other authorizations to use a geostationary orbital position or (c) the making of a Permitted Business Acquisition.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, subject to the last paragraph of Section 9.02(b), Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing more than 50% (or, for purposes of any action of the Required Lenders under Section 5.06 and Schedule IX or any waiver, amendment or modification of Section 6.06, or of any defined terms as used therein, 60%) of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time. The "Required Lenders" of a particular Class of Loans means Lenders having Revolving Credit Exposures, outstanding Term Loans and unused Commitments of such Class representing more than 50% (or, for purposes of Section 5.06, 6.06 or Schedule IX, 60%) of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments of such Class at such time.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other ownership interests of the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of (i) any such shares of capital stock or other ownership interests of the Borrower or (ii) any option, warrant or other right to acquire any such shares of capital stock or other ownership interests of the Borrower. For the avoidance of doubt, any distribution and any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interests in the Borrower that is made in connection with a merger or consolidation permitted hereunder, or to which the Required Lenders shall have consented, will not constitute a Restricted Payment to the extent that no cash, property or securities of the Borrower or any Restricted Subsidiary are used to make such distribution or payment and provided that neither

                                Credit Agreement
the Borrower nor any Restricted Subsidiary shall be or become directly or indirectly obligated to reimburse, repay, refund or return such cash, property or securities or to make any other payment in respect thereof to any Person.

            "Restricted Subsidiary" means any Wholly Owned Subsidiary other than an Unrestricted Subsidiary, provided that in any event each License Subsidiary shall be a Restricted Subsidiary.

            "Revolving Credit", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(a).

            "Revolving Credit Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Commitment Termination Date and the date of termination of the Revolving Credit Commitments.

            "Revolving Credit Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $250,000,000.

            "Revolving Credit Commitment Termination Date" means the Quarterly Date falling on or nearest to December 31, 2007.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Credit Loans and its LC Exposure and Swingline Exposure at such time.

            "Revolving Credit Lender" means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

            "S&P" means Standard & Poor's Ratings Group.

            "Satellite" means any satellite owned by, or leased to, the Borrower or any of its Restricted Subsidiaries and any satellite purchased pursuant to the terms of a Satellite Purchase Agreement, whether such satellite is in the process of manufacture, has been delivered for launch or is in orbit (whether or not in operational service).

                                Credit Agreement

            "Satellite Risk Management Program" means the in-orbit insurance program of the Borrower described in Schedule IX.

            "Satellite Manufacturer" means, with respect to any Satellite, the prime contractor and manufacturer of such Satellite.

            "Satellite Purchase Agreement" means, with respect to any Satellite, the agreement between the applicable Satellite Purchaser and the applicable Satellite Manufacturer relating to the manufacture, testing and delivery of such Satellite.

            "Satellite Purchaser" means the Borrower or Restricted Subsidiary that is a party to a Satellite Purchase Agreement or Launch Services Agreement, as the case may be.

            "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission.

            "Security Agreements" means, collectively, the Lender Security Agreement and the Shared Security Agreement.

            "Security Documents" means, collectively, the Intercreditor and Collateral Trust Agreement, the Guarantee Agreement, each Guarantee Assumption Agreement, the Lender Security Agreement, the Shared Security Agreement, the Mortgages, the Holding Company Pledge Agreement and all Uniform Commercial Code financing statements required by any of the foregoing to be filed with respect to the Liens in personal property and fixtures created pursuant to the foregoing.

            "Sellers" means, collectively, Hughes, Hughes Communications Galaxy, Inc., a California corporation, Hughes Communications Satellite Services, Inc., a California corporation, and Hughes Communications, Inc., a California corporation.

            "Senior 1998 Notes Indenture" means that certain indenture dated as of January 16, 1998 made by and among the Borrower, as issuer, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee, pursuant to which the Senior 1998 Notes are issued.

            "Senior 1998 Notes" means each of the Borrower's 6% Notes due 2003, 6-1/8% Notes due 2005, 6-3/8% Notes due 2008, and 6-7/8% Debentures due 2028 in an aggregate outstanding principal amount of $750,000,000 as of the date hereof.

            "Senior 2002 Notes Indenture" means that certain indenture pursuant to which the Senior 2002 Notes are issued.

            "Senior 2002 Notes" means senior unsecured notes to be issued by the Borrower as described in the Offering Memorandum.

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                                     - 30 -


            "Senior Leverage Ratio" means, as at any date, the ratio of (a) all Indebtedness of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date, excluding any Indebtedness that is not entitled to the benefits of a Lien upon property of the Borrower or any of its Restricted Subsidiaries, to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

            "Shared Property" has the meaning assigned to such term in the Intercreditor and Collateral Trust Agreement.

            "Shared Security Agreement" means a Security Agreement substantially in the form of Exhibit D between the Borrower, the Subsidiary Guarantors and the Collateral Trustee.

            "Special Purpose Foreign Subsidiary" means a Foreign Subsidiary that
(a) is a Restricted Subsidiary, (b) has no significant assets other than (i) one or more transponders transferred by the Borrower or its Restricted Subsidiaries to such Foreign Subsidiary, (ii) uplink and customer service center(s), and
(iii) sales office equipment and contracts relating to such Foreign Subsidiary's sale office or to the sale or lease of transponder capacity, (c) has no Indebtedness, other than Indebtedness to the Obligors hereunder, (d) conducts no business other than the ownership of such transponders and the sale or lease of transponder capacity or services to third party customers, (e) 100% of the shares of capital stock or other ownership interests of which are pledged to the Collateral Trustee under the Shared Security Agreement and (f) has been designated as a "Special Purpose Foreign Subsidiary" for purposes of this Agreement in a notice by the Borrower delivered to the Administrative Agent and the Collateral Trustee (which notice shall include a certification of a Financial Officer to the effect that the foregoing conditions of this definition have been satisfied with respect to such Foreign Subsidiary).

            "Specified Affiliate Payments" means, collectively, dividends, other distributions or other amounts paid by the Borrower to a Holding Company (a) in amounts up to but not exceeding $3,000,000 during any single fiscal year (or the ratable portion of $3,000,000 in the case of any partial fiscal year following the date upon which a Holding Company arises) equal to amounts required for such Holding Company to pay franchise taxes and other expenses required to maintain its corporate existence and provide for other operating costs, provided that, in the event the Holding Company shall have any significant assets or operations other than through its ownership of the Borrower, the Borrower shall only be required to pay such taxes, expenses and operating costs to the extent fairly allocated to the Borrower in a manner determined in good faith by the Board of Directors, or (b) to pay, or reimburse the Holding Company for, the costs, fees and expenses incident to a private placement or public offering of any of the equity interests of the Holding Company, so long as the net proceeds of such placement or offering (if it is completed) are contributed to the Borrower as additional equity capital.

            "Statutory Reserve Rate" means, for the Interest Period for any Eurodollar Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by

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                                     - 31 -


the Federal Reserve Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Federal Reserve Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of October 28, 2001 among EchoStar and the Sellers.

            "Subject Licenses" means all FCC Licenses for the launch and operation of Satellites with C-band or Ku-band transponders and the operation of TT&C Stations used to control such Satellites and, from and after the launch of any Satellites other than those that have C-band or Ku-band transponders, the FCC Licenses for the launch and operation of such Satellites and for the operation of TT&C Stations used to control such Satellites.

            "Subordinated Indebtedness" means, collectively, Affiliate Subordinated Indebtedness and Permitted Subordinated Indebtedness.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a direct or indirect Subsidiary of the Borrower.

            "Subsidiary Guarantor" means (a) initially, each of the Subsidiaries of the Borrower identified on Schedule VI as an entity that is to become a "Subsidiary Guarantor" on the Effective Date and (b) thereafter, each Subsidiary that becomes a "Subsidiary Guarantor" under the Guarantee Agreement, and an "Obligor" under the Security Agreements and the Intercreditor and Collateral Trust Agreement, pursuant to a Guarantee Assumption Agreement as contemplated by
Section 5.11(a).

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

            "Swingline Lender" means CSFB, in its capacity as lender of Swingline Loans hereunder.

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
                                     - 32 -


            "Swingline Loan" means a Loan made pursuant to Section 2.04.

            "Syndicated", when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Revolving Credit, Tranche A Term or Tranche B Term, as opposed to Swingline.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Term", when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Tranche A Term or Tranche B Term, as opposed to Revolving Credit or Swingline.

            "Term Loan Commitments" means, collectively, the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

            "Third Party Launch Liability Insurance" means insurance for legal liability for property loss or damage and bodily injury caused by any Satellite or the launch vehicle used to launch such Satellite and procured by the Launch Services Provider with respect to such Satellite in accordance with the terms of the related Launch Services Agreement.

            "Total Leverage Ratio" means, as at any date, the ratio of (a) the sum of (i) all Indebtedness of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) on such date and (ii) all outstanding Disqualified Stock as of such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date. For purposes of the foregoing clause (a), the term "Indebtedness" shall not include (i) Affiliate Subordinated Indebtedness,
(ii) contingent obligations of the Borrower or any Restricted Subsidiary as an account party in respect of any letter of credit or letter of guarantee unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness or (iii) any obligations under a Hedging Agreement permitted under this Agreement. For purposes hereof, the amount of any Disqualified Stock as of any date shall be equal to the greater of its voluntary or involuntary liquidation preference and the maximum fixed repurchase price thereof, in each case determined in accordance with GAAP.

            "Tranche A Term", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(b).

            "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche A Term Loans hereunder on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche A Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Term Loan

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
                                     - 33 -


Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Term Loan Commitments is $300,000,000.

            "Tranche A Term Loan Lender" means a Lender with a Tranche A Term Loan Commitment or an outstanding Tranche A Term Loan.

            "Tranche B Term", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(c).

            "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche B Term Loans hereunder on the Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche B Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Term Loan Commitment is set forth on Schedule I, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Loan Commitments is $700,000,000.

            "Tranche B Term Loan Lender" means a Lender with a Tranche B Term Loan Commitment or an outstanding Tranche B Term Loan.

            "Transactions" means the execution, delivery and performance by each Credit Party of this Agreement and the other Loan Documents to which such Credit Party is intended to be a party, the borrowing of Loans, the use of the proceeds thereof (including the Refinancing) and the issuance of Letters of Credit hereunder.

            "TT&C Station" means an earth station operated by the Borrower or any of its Restricted Subsidiaries for the purpose of providing tracking, telemetry, control and monitoring of any Satellite.

            "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

            "Unrestricted Subsidiaries" means, collectively, (a) each entity designated as an "Unrestricted Subsidiary" in Part C of Schedule VI hereto, (b) any entity from time to time hereafter designated as an "Unrestricted Subsidiary" in accordance with the requirements of Section 6.13 and (c) any Subsidiary of an Unrestricted Subsidiary.

            "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than directors' or similar qualifying shares, and other than shares required to be held by third

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
                                     - 34 -


parties under applicable law, so long as the percentage of such shares held by third parties shall not exceed .01% of the total outstanding shares of such corporation, partnership or other entity) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. Unless otherwise specified, "Wholly Owned Subsidiary" means a direct or indirect Wholly Owned Subsidiary of the Borrower, and "Wholly Owned Restricted Subsidiary" means a Wholly Owned Subsidiary that is also a Restricted Subsidiary..

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan"), by Type (e.g., an "ABR Loan") or by Class and Type (e.g., a "Syndicated ABR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Syndicated Borrowing"), by Type (e.g., an "ABR Borrowing") or by Class and Type (e.g., a "Syndicated ABR Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall

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
                                     - 35 -


have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

            SECTION 1.05. Treatment of Certain Taxes. To the extent that the Borrower and its Restricted Subsidiaries are part of an affiliated group headed by a "common parent" (within the meaning of Section 1504 of the Code) with respect to the filing of consolidated Federal, and (in certain circumstances) state and local, income tax returns, then, so long as the Borrower and its Restricted Subsidiaries shall be included in consolidated Federal, state and local income tax returns filed by such common parent, whenever making determinations under this Agreement of the amount of such taxes payable during any period (or the amount of refunds in respect of such taxes receivable during any period) by the Borrower and its Restricted Subsidiaries, the amount of such taxes payable or receivable shall be deemed to be equal to the amounts payable or receivable, as the case may be, in accordance with the requirements of
Section 6.07.

                                   ARTICLE II

                                   THE CREDITS

            SECTION 2.01. The Commitments.

            (a) Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender agrees to make Revolving Credit Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Credit Loans.

            (b) Tranche A Term Loans. Subject to the terms and conditions set forth herein, each Tranche A Term Loan Lender agrees to make one or more Tranche A Term Loans to the Borrower on the Effective Date in a principal amount not exceeding its Tranche A Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche A Term Loans may not be reborrowed.

            (c) Tranche B Term Loans. Subject to the terms and conditions set forth herein, each Tranche B Term Loan Lender agrees to make one or more Tranche B Term Loans to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche B Term Loans may not be reborrowed.

                                Credit Agreement

            SECTION 2.02. Loans and Borrowings.

            (a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurodollar Borrowing shall be in an aggregate amount of $10,000,000 or a larger multiple of $1,000,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $10,000,000 or a larger multiple of $1,000,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of the applicable Class or (in the case of a Revolving Credit ABR Borrowing) that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $1,000,000 or a larger multiple of $500,000. Borrowings of more than one Class and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

            (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurodollar Borrowing): (i) any Revolving Credit Borrowing if the Interest Period requested therefor would end after the Revolving Credit Commitment Termination Date; (ii) any Term Borrowing of any Class if the Interest Period requested therefor would end after the applicable maturity date for the Term Loans of such Class; or (iii) any Term Borrowing of either Class if the Interest Period requested therefor would commence before and end after any Principal Payment Date for such Class unless, after giving effect thereto, the aggregate principal amount of the Term Loans of such Class having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans of such Class permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date.

            SECTION 2.03. Requests for Syndicated Borrowings.

            (a) Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a Syndicated ABR Borrowing, not later than

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                                     - 37 -


11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of a Revolving Credit ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request and signed by the Borrower.

            (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

            (i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

            (ii) the aggregate amount of the requested Borrowing;

            (iii) the date of such Borrowing, which shall be a Business Day;

            (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

            (v) in the case of a Eurodollar Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

            (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
      Section 2.06.

            (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            (d) Failure to Elect. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            SECTION 2.04. Swingline Loans.

            (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower at the Borrower's request from time to time during the Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Revolving Credit Commitments; provided that

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
                                     - 38 -


the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

            (b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business
Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall remit the proceeds of each Swingline Loan to or upon the order of the Borrower (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. Notwithstanding the foregoing, a Lender shall not have any obligation to acquire a participation in a Swingline Loan pursuant to this paragraph if a Default

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
                                     - 39 -


shall have occurred and be continuing at the time such Swingline Loan was made and such Lender shall have notified the Swingline Lender in writing, at least one Business Day prior to the time such Swingline Loan was made, that such Default has occurred and that such Lender will not acquire participations in Swingline Loans made while such Default is continuing.

            SECTION 2.05. Letters of Credit.

            (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Revolving Credit Availability Period, Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

            (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Revolving Credit Lenders pursuant to paragraph (e) of this Section) shall not exceed $30,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments.

            (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs

                                Credit Agreement
within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Revolving Credit Commitment Termination Date.

            (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

            In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Issuing Lender an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Revolving Credit ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit ABR Borrowing or Swingline Loan.

                                Credit Agreement

            If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

            (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

            Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

            (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

            (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

            (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to

                                Credit Agreement
      the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

            (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

            (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (f) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

            (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.10(b), the Borrower shall immediately deposit into the Lender Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of

                                Credit Agreement
cover pursuant to Section 2.10(b), the amount so required under Section 2.10(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Article VII. Such deposit shall be held by the Administrative Agent in the Lender Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Lender Security Agreement, and for these purposes the Borrower hereby confirms its grant pursuant to the Lender Security Agreement of a security interest in the Lender Collateral Account to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Lender and the Swingline Lender in the Lender Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

            SECTION 2.06. Funding of Borrowings.

            (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
Section 2.04. The Administrative Agent will promptly remit the proceeds of such Loans to or upon the order of the Borrower, in like funds; provided that Revolving Credit ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Lender.

            (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07. Interest Elections.

            (a) Elections by the Borrower for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such

                                Credit Agreement

Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurodollar Borrowing, may elect the Interest Period therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

            (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

            (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

            (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

            (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) Failure to Elect; Events of Default. If the Borrower either (i) fails to deliver an Interest Election Request for a Eurodollar Borrowing prior to the end of the Interest Period therefor or (ii) delivers an Interest Election Request for a Eurodollar Borrowing but such Interest Election Request fails to specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at

                                Credit Agreement
the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Syndicated Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor.

            SECTION 2.08. Termination and Reduction of the Commitments.

            (a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments of each Class shall terminate at 5:00 p.m., New York City time, on the Effective Date, and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date.

            (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class pursuant to this Section shall be in an amount that is $5,000,000 or a larger multiple of $1,000,000 and
(ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

            (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

            (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

            SECTION 2.09. Repayment of Loans; Evidence of Debt.

            (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

            (i) to the Administrative Agent for account of the Revolving Credit Lenders the outstanding principal amount of the Revolving Credit Loans on the Revolving Credit Commitment Termination Date,

                                Credit Agreement

                  (ii) to the Administrative Agent for account of the Tranche A
            Term Loan Lenders the outstanding principal of the Tranche A Term Loans on each Principal Payment Date falling on or nearest to each date set forth in column (A) below, by an amount equal to the percentage of the original aggregate principal amount of the Tranche A Term Loans (after giving effect to the making thereof on the Effective Date) set forth in column (B) below of the aggregate principal amount of the Tranche A Term Loans:

                       (A)                                  (B)
             Principal Payment Date                Percentage Reduction
             ----------------------                --------------------
               March 31, 2004                              5.00%
               June 30, 2004                               5.00%
               September 30, 2004                          5.00%
               December 31, 2004                           5.00%

               March 31, 2005                              6.25%
               June 30, 2005                               6.25%
               September 30, 2005                          6.25%
               December 31, 2005                           6.25%

               March 31, 2006                              6.25%
               June 30, 2006                               6.25%
               September 30, 2006                          6.25%
               December 31, 2006                           6.25%

               March 31, 2007                              7.50%
               June 30, 2007                               7.50%
               September 30, 2007                          7.50%
               December 31, 2007                           7.50%

            (iii) to the Administrative Agent for account of the Tranche B Term Loan Lenders the outstanding principal of the Tranche B Term Loans on each Principal Payment Date falling on or nearest to each date set forth in column (A) below, by an amount equal to the percentage of the original aggregate principal amount of the Tranche B Term Loans (after giving effect to the making thereof on the Effective Date) set forth in column
      (B) below of the aggregate principal amount of the Tranche B Term Loans:

                       (A)                                  (B)
             Principal Payment Date                Percentage Reduction
             ----------------------                --------------------
               March 31, 2004                               .25%
               June 30, 2004                                .25%
               September 30, 2004                           .25%
               December 31, 2004                            .25%

                                Credit Agreement

               March 31, 2005                               .25%
               June 30, 2005                                .25%
               September 30, 2005                           .25%
               December 31, 2005                            .25%

               March 31, 2006                               .25%
               June 30, 2006                                .25%
               September 30, 2006                           .25%
               December 31, 2006                            .25%

               March 31, 2007                               .25%
               June 30, 2007                                .25%
               September 30, 2007                           .25%
               December 31, 2007                            .25%

               March 31, 2008                              24.00%
               June 30, 2008                               24.00%
               September 30, 2008                          24.00%
               December 31, 2008                           24.00%

            (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the Revolving Credit Commitment Termination Date.

            (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment or prepayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first), provided that if a prepayment is being made in respect of Tranche B Borrowings upon the occasion of a mandatory prepayment thereof under circumstances where a Tranche B Lender shall have exercised its right to decline such prepayment pursuant to the last paragraph of Section 2.10(b)(v), such prepayment shall be applied in the manner specified therein. Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

            (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                                Credit Agreement

            (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.

            (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (d) or (e) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (f) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and substantially in the form of Exhibit A-2. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Prepayment of Loans.

            (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section. Prepayments of Term Loan Borrowings under this paragraph (a) shall be applied (i) as between each Class of Term Loan Borrowings, pro rata in accordance with the respective aggregate principal amounts of the Loans of such Class outstanding on the date of prepayment and (ii) as within each such Class of Loans, to the respective installments thereof ratably in accordance with the respective principal amounts of such installments.

            (b) Mandatory Prepayments. The Borrower will prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, as follows:

            (i) Casualty Events. Upon the date 60 days following the receipt by the Borrower or any Restricted Subsidiary of the proceeds of insurance, condemnation award or other compensation in respect of a Casualty Event affecting any property (including any Satellite) of the Borrower or any of its Restricted Subsidiaries that gives rise to Net Cash Proceeds exceeding $5,000,000 (other than Net Cash Proceeds relating to the Satellite commonly referred to as "PAS 7"), the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to the Prepayment Percentage of the Net Cash Proceeds of such Casualty Event not theretofore applied to

                                Credit Agreement
      the repair, replacement or restoration of such property, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (v) of this paragraph.

            Notwithstanding the foregoing, with respect to the Net Cash Proceeds of a Casualty Event (including any Casualty Event affecting a Satellite) that gives rise to a prepayment pursuant to the first paragraph of this clause (i), the Borrower shall not be required to prepay Loans and/or reduce Commitments as otherwise provided herein to the extent that within 360 days of the receipt of the Net Cash Proceeds of the respective Casualty Event the Borrower shall Reinvest or commit pursuant to a binding agreement (subject only to customary conditions) to Reinvest such Net Cash Proceeds and shall so notify the Administrative Agent thereof, provided that such Net Cash Proceeds pending such Reinvestment are held by the Collateral Trustee in the Shared Collateral Account (if such Net Cash Proceeds arise out of a Casualty Event affecting Shared Property) or by the Administrative Agent in the Lender Collateral Account (if such Net Cash Proceeds arise out of a Casualty Event affecting Non-Shared Property) (or, alternatively, in the case of Net Cash Proceeds arising out of a Casualty Event affecting Non-Shared Property, applied to the prepayment of Revolving Credit Loans) and amounts held in such Account shall be subject to release by the Collateral Trustee or, as applicable, the Administrative Agent (which the Administrative Agent hereby agrees to do or to direct the Collateral Trustee to do) so long as at the time of any such requested release either (A) no Default or Event of Default shall have occurred and be continuing or (B) the Required Lenders shall have consented thereto, and such Net Cash Proceeds are required by the Borrower or a Restricted Subsidiary to make progress or other payments in respect of such Reinvestment (and the Borrower shall have so certified to the Collateral Trustee or the Administrative Agent, as applicable). In the event that Net Cash Proceeds from more than one Casualty Event affecting Shared Property or Non-Shared Property, as applicable, are received, such Net Cash Proceeds shall be deemed to be committed to any Reinvestment in the same order in which the Net Cash Proceeds of such Casualty Events affecting Shared Property and Non-Shared Property, as applicable, are received; the Prepayment Percentage of any such Net Cash Proceeds not so applied or committed to such Reinvestment within 360 days shall be forthwith applied to the prepayment of Loans and reduction of Commitments as provided above and, in that connection, the Administrative Agent agrees to release from the Lender Collateral Account (and to direct the Collateral Trustee to release from the Shared Collateral Account) any such Net Cash Proceeds that are to be so applied.

            (ii) Equity Issuances and Affiliate Debt Incurrences. Within five Business Days after any Equity Issuance or Affiliate Debt Incurrence (or a related series of Equity Issuances or Affiliate Debt Incurrences) that give rise to Net Cash Proceeds of $5,000,000 or more, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 25% of the Net Cash Proceeds thereof (provided that if at the time of such prepayment the Total Leverage Ratio shall be greater than 3.50 to 1, then such percentage shall be increased to such greater percentage, but not greater than 50%, as shall be necessary to reduce the Total Leverage Ratio, after

                                Credit Agreement
      giving effect to such prepayment, to 3.50 to 1, or to such ratio as is as near as possible to 3.50 to 1), such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause
      (v) of this paragraph, provided that, notwithstanding the foregoing, the first $50,000,000 of Net Cash Proceeds from all Equity Issuances and Affiliate Debt Incurrences shall not be subject to prepayment under this clause (ii). For purposes hereof, the Total Leverage at the time of any Equity Issuance or Affiliate Debt Incurrence, shall be determined after giving pro forma effect to any Permitted Business Acquisition that is being consummated contemporaneously with such Equity Issuance or Affiliate Debt Incurrence.

            Notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause (ii) to the extent that

                  (A) the Borrower advises the Administrative Agent at the time of the relevant Equity Issuance or Affiliate Debt Incurrence that it intends to Reinvest such Net Cash Proceeds, or to use such Net Cash Proceeds to make Restricted Payments permitted under Section 6.06(e),

                  (B) such Net Cash Proceeds are held by the Administrative
            Agent in the Lender Collateral Account (or, alternatively, applied to the prepayment of Revolving Credit Loans) until so Reinvested or used, and

                  (C) such Net Cash Proceeds are in fact Reinvested or committed pursuant to a binding agreement (subject only to customary conditions) to be so Reinvested (and the Borrower shall have so notified the Administrative Agent thereof), or so used, within 360 days of receipt (it being understood that, in the event Net Cash Proceeds from more than one Equity Issuance or Affiliate Debt Incurrence are received by the Borrower or have been applied to the prepayment of Revolving Credit Loans, such Net Cash Proceeds shall be deemed to be utilized in the same order in which such Equity Issuances and Affiliate Debt Incurrences occurred and, accordingly, any such Net Cash Proceeds held that are not Reinvested or used, or committed to be so Reinvested, within 360 days shall be forthwith applied to the prepayment of Loans as provided above),

            (iii) Sale of Assets. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section
      6.03 to any Prepayment Disposition not otherwise permitted hereunder, in the event that the Net Cash Proceeds of any Prepayment Disposition (herein, the "Current Prepayment Disposition"), and of all prior Prepayment Dispositions as to which a prepayment has not yet been made under this paragraph, shall exceed $10,000,000 then, not later than five Business Days prior to the occurrence of the Current Prepayment Disposition, the Borrower will deliver to the Lenders a statement, certified by a Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Proceeds of the Current Prepayment Disposition and of all such prior Prepayment Dispositions and will prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic

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
                                     - 51 -


      reduction, in an aggregate amount equal to the Prepayment Percentage of the Net Cash Proceeds of the Current Prepayment Disposition and the applicable Prepayment Percentage of the Net Cash Proceeds of each such prior Prepayment Disposition, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause
      (v) of this paragraph, provided that, notwithstanding the foregoing, the Borrower shall not be required to make a prepayment under this clause
      (iii) to the extent that

                  (A) the Borrower advises the Administrative Agent at the time of the relevant Prepayment Disposition that it intends to Reinvest such Net Cash Proceeds,

                  (B) such Net Cash Proceeds (if arising out of a Prepayment
            Disposition of Shared Property) are held by the Collateral Trustee in the Shared Collateral Account or (if arising out of a Prepayment Disposition of Non-Shared Property) are held by the Administrative Agent in the Lender Collateral Account (or, alternatively, in the case of Net Cash Proceeds arising out of a Prepayment Disposition of Non-Shared Property, applied to the prepayment of Revolving Credit Loans) until so Reinvested and, in that connection, the Administrative Agent agrees to release from the Lender Collateral Account (and to direct the Collateral Trustee to release from the Shared Collateral Account) any such Net Cash Proceeds that are to be so Reinvested as described in the next following subclause (C) so long as at the time of any such requested release either (x) no Default or Event of Default shall have occurred and be continuing or
            (y) the Required Lenders shall have consented thereto, and such Net Cash Proceeds are required by the Borrower or a Restricted Subsidiary to make progress or other payments in respect of such Reinvestment (and the Borrower shall have so certified to the Collateral Trustee or the Administrative Agent, as applicable), and

                  (C) such Net Cash Proceeds are in fact Reinvested or committed pursuant to a binding agreement (subject only to customary conditions) to be so Reinvested (and the Borrower shall have so notified the Administrative Agent thereof) within 360 days of receipt (it being understood that, in the event Net Cash Proceeds from more than one Prepayment Disposition affecting Shared Property or Non-Shared Property, as applicable, are received or have been applied to the prepayment of Revolving Credit Loans, such Net Cash Proceeds shall be deemed to be utilized in the same order in which such Prepayment Dispositions affecting Shared Property and Non-Shared Property, as applicable, occurred; the Prepayment Percentage of any such Net Cash Proceeds not so applied or committed to such Reinvestment within 360 days shall be forthwith applied to the prepayment of Loans as provided above) and, in that connection, the Administrative Agent agrees to release from the Lender Collateral Account (and to direct the Collateral Trustee to release from the Shared Collateral Account) any such Net Cash Proceeds that are to be so applied.

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
                                     - 52 -


            (iv) Permitted Debt Incurrence. Within five Business Days of any Permitted Debt Incurrence, the Borrower shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)), and/or the Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Cash Proceeds thereof, provided that if such Permitted Debt Incurrence arises out of the issuance of Permitted Subordinated Indebtedness at a time when the Total Leverage Ratio is less than 3.50 to 1, only 50% of such Net Cash Proceeds are required to be applied to such prepayment and/or reduction of Commitments as provided herein, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (v) of this paragraph. For purposes hereof, the Total Leverage at the time of any Permitted Debt Incurrence, shall be determined after giving pro forma effect to any Permitted Business Acquisition that is being consummated contemporaneously with such Permitted Debt Incurrence.

            (v) Application. Prepayments and/or reductions of Commitments pursuant to this paragraph shall be applied as follows:

                  first, to the Term Loans applied (x) as between each Class of
            Term Loan Borrowings, pro rata in accordance with the respective aggregate principal amounts of the Loans of such Class outstanding on the date of prepayment and (y) as within each such Class of Loans, to the respective installments thereof ratably in accordance with the respective principal amounts of such installments, and second, after the payment in full of the Term Loans and the termination of the Term Loan Commitments, to reduce the aggregate amount of the Revolving Credit Commitments (and to the extent that, after giving effect to such reduction, the total Revolving Credit Exposures would exceed the Revolving Credit Commitments, the Borrower shall, first, prepay Swingline Loans, second, prepay Revolving Credit Loans and third, provide cover for LC Exposure as specified in Section 2.05(k) in an aggregate amount equal to such excess).

            Notwithstanding the foregoing, to the extent that at the time of any prepayment described in this paragraph (b) there are any Tranche A Term Loans outstanding, any Tranche B Term Loan Lender may, by notice to the Borrower and the Administrative Agent delivered not later than two Business Days prior to the date of such prepayment, decline all (but not less than all) of the prepayment to which it would otherwise be entitled, provided that the portion of such prepayment so declined by any such Tranche B Term Loan Lender shall be applied to the prepayment of the Tranche A Term Loans.

            (vi) Effect of Certain Other Indebtedness. Anything in this Agreement to the contrary notwithstanding, to the extent that the provisions of any agreement pursuant to which any Permitted Senior Indebtedness or Permitted Subordinated Indebtedness shall be issued shall require a prepayment from the Net Cash Proceeds of any Casualty Event or Prepayment Disposition in circumstances where this Agreement either does not require such prepayment or grants a longer period in which to Reinvest the Net Cash Proceeds of such Casualty Event or Prepayment Disposition, the provisions of clause (i) and (iv)

                                Credit Agreement
      above shall be deemed to have been automatically amended to require a prepayment of the Loans hereunder in an amount equal to such Net Cash Proceeds prior to the date that any such prepayment of such Permitted Senior Indebtedness or Permitted Subordinated Indebtedness shall be required under such agreements.

            (c) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days (five Business Days in the case of any mandatory prepayment) before the date of prepayment, (ii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day (five Business Days in the case of any mandatory prepayment) before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid, whether such prepayment is voluntary or mandatory and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that

            (i) if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
      Section 2.08,

            (ii) if such prepayment arises in connection with an anticipated mandatory prepayment to be made upon a Prepayment Disposition, such notice of prepayment may be revoked in the event such Prepayment Disposition does not occur on the anticipated date therefor and

            (iii) if such prepayment is in an aggregate amount of $25,000,000 or more and the Borrower indicates that such prepayment is conditioned upon receipt of funds from another source, such notice of prepayment may be revoked in the event such other funds are in fact not made available, provided that the Borrower shall pay any amount required to be paid by it under Section 2.15 as a result of the revocation of such notice of prepayment.

Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

                                Credit Agreement

            SECTION 2.11. Fees.

            (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Credit Commitment of such Lender during the period from and including the date hereof to but excluding the earlier of the date such Revolving Credit Commitment terminates and the Revolving Credit Commitment Termination Date. The Borrower agrees to pay to the Administrative Agent for account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Term Loan Commitments of such Lender for the period from and including the date hereof to but not including the earlier of the date such Term Loan Commitments terminate and the Effective Date. Accrued commitment fees shall be payable on each Quarterly Date and on the earlier of the date the relevant Commitments terminate and the Revolving Credit Commitment Termination Date (in the case of the Revolving Credit Commitments) or the Effective Date (in the case of the Term Loan Commitments), commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Revolving Credit Commitments, the Revolving Credit Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Credit Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Revolving Credit Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Revolving Credit Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at a the rate or rates per annum separately agreed upon between the Borrower and the Issuing Lender on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and excluding each Quarterly Date shall be payable on such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                                Credit Agreement

            (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

            (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.12. Interest.

            (a) ABR Loans. The Loans constituting each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

            (b) Eurodollar Loans. The Loans constituting each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.

            (c) Default Interest. Notwithstanding the foregoing, (i) during any period that an Event of Default has occurred and is continuing (unless the same, whether before or after the occurrence of such Event of Default, shall be waived by the Required Lenders), the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided above and (ii) if any fee or other amount (other than principal) payable by the Borrower hereunder is not paid when due, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph
(a) of this Section.

            (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Credit Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving Credit ABR Loan prior to the Revolving Credit Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

            (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                                Credit Agreement

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurodollar Borrowing:

            (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (b) if such Borrowing is of a particular Class of Loans, the Administrative Agent is advised by the Required Lenders of such Class that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurodollar Borrowing shall be ineffective and such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as a Syndicated ABR Borrowing.

            SECTION 2.14. Increased Costs.

            (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

            (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

                                Credit Agreement

            (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

            (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurodollar Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss (other than the portion thereof attributable to Applicable Margin), cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure

                                Credit Agreement
or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.16. Taxes.

            (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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            (e) Foreign Lenders. Any Foreign Lender, to the extent entitled to do so under applicable law, shall furnish to the Borrower on the Effective Date (or on the date (a "Foreign Lender Date") on which such Foreign Lender first becomes a Lender), (a) in the case of a Foreign Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) a certificate substantially in the form of Exhibit J, (ii) two executed copies of IRS Form W-8, certifying to such Lender's legal entitlement at the Closing Date (or such Foreign Lender Date) to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under the Loan Documents, and (iii) upon reasonable request of the Borrower, such other forms as may be reasonably required in order to establish the legal entitlement of such Foreign Lender to an exemption from withholding with respect to payments under the Loan Documents, and (b) in the case of a Foreign Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, certification to the effect that such Foreign Lender is entitled to receive all amounts payable under the Loan Documents without deduction or withholding (or at a reduced rate of deduction or withholding) on account of Taxes imposed by the United States (i) pursuant to the terms of an applicable tax treaty in effect with the United States of America (in which case such certification shall be made by delivering two duly executed copies of IRS Form W-8BEN), or (ii) under Code Section 1441(c) (in which case such certification shall be made by delivering two duly executed copies of IRS Form W-8 ECI) (such forms under clauses (a) and (b) of this sentence being the "Prescribed Forms"). If requested by the Borrower from time to time after the Effective Date (upon the obsolescence of any previously delivered form or otherwise), a Foreign Lender shall, to the extent entitled thereto under applicable law, provide to the Borrower new Prescribed Forms, in each case duly executed and completed by such Foreign Lender.

            SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

            (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010, Attention of Darlene Trinker / Agency Group, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

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            (b) Application of Insufficient Payments. If at any time
insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans, Tranche A Term Loans and Tranche B Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

            (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise (including through the sale of an assignment or participation in the Term Loans or Revolving Credit Exposure to the Borrower, any Permitted Holder or any Affiliate or Subsidiary of the Borrower or any Permitted Holder and including through realization by a Term Lender of the proceeds of foreclosure on real property subject to the Mortgage to cover property in the State of New York), obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions

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                                     - 61 -


of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower (and each Obligor pursuant to Section 3.09 of the Guarantee Agreement) consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation

            (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

            (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

            SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

            (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any

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                                     - 62 -


Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to
Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            The Borrower represents and warrants to the Lenders that on the date hereof and on the date of any Borrowing, on the date of any issuance, amendment, renewal or extension of any Letter of Credit, and at such other times as the Borrower shall agree in writing:

            SECTION 3.01. Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by each Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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                                     - 63 -


            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect, (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents,
(iii) such FCC consents, approvals, registrations, and filings as may be required in connection with the exercise of rights under the Security Documents following an Event of Default, (iv) such FCC consents, approvals, registrations, and filings as may be required in the ordinary course of business of the Borrower and its Subsidiaries in connection with the use of proceeds of the Loans hereunder, and (v) such licenses, approvals, authorizations and consents as may be required by the U.S. Department of State pursuant to the International Traffic in Arms Regulations and the U.S. Department of Commerce pursuant to the Export Administration Regulations in connection with the exercise of rights hereunder and under the Security Documents following an Event of Default, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or any material agreement or other material instrument binding upon the Borrower or any of its Restricted Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person under any such material agreement or instrument (it being understood that, in the case of agreements included in the collateral security under the Security Documents that require the consent or approval of a third party thereto to an assignment of such agreement or the property subject thereto, or otherwise impose conditions on such assignment, that such consent or approval will need to be obtained or such conditions satisfied prior to or upon any such assignment upon an exercise by the Administrative Agent or the Collateral Trustee, as applicable, of its rights and remedies under such Security Documents), and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries.

            SECTION 3.04. Financial Condition; No Material Adverse Change.

            (a) Financial Condition. The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders' equity and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries) (i) as of and for the fiscal year ended December 31, 2000, reported on by Deloitte & Touche, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2001, certified by the chief financial officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

            (b) No Material Adverse Change. Since September 30, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole (other than general economic conditions which have not yet affected the business, assets, operations or condition, financial or

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                                     - 64 -


otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole, and other than any such change or condition (i) resulting from the EchoStar Combination Transaction (as the same is contemplated under the respective agreements referred to in the definition of such term in Section 1.01) and any impact on the Borrower from the tax deconsolidation expected to result therefrom, (ii) resulting from the downgrading prior to the fourth quarter of 2001 of the credit rating for the Borrower's debt securities or (iii) resulting from Hughes' request that the Borrower consummate the Refinancing).

            SECTION 3.05. Properties.

            (a) Property Generally. Each of the Borrower and its Restricted Subsidiaries has good title to, or a valid leasehold interest in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.06. Litigation and Environmental Matters.

            (a) Actions, Suits and Proceedings. Other than the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

            (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

            (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

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                                     - 65 -


            SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

            SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Taxes. On the date hereof, the Borrower and its Domestic Restricted Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which General Motors is the "common parent" (within the meaning of Section 1502 of the Code) of such group. As of the date hereof, the only tax sharing, tax allocation or similar arrangement in effect providing for the manner in which tax payments owing by the Borrower and its Subsidiaries (whether in respect of Federal or State income or other taxes) are allocated among the members of such group is an arrangement between the Borrower and Hughes consistent with the terms of Section 6.07(d)(i). Each of the Borrower and its Subsidiaries has timely filed or caused to be filed (either directly or indirectly through a common parent) all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has in the reasonable opinion of the Borrower set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), individually and in the aggregate, did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan or Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.11. Disclosure. As of the date hereof, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters (other than general economic conditions or the effects (i) resulting from the EchoStar Combination Transaction (as the same is contemplated under the respective agreements referred to in the definition of such term in
Section 1.01) and any impact on the Borrower from the tax deconsolidation expected to result therefrom, (ii) resulting from the downgrading prior to the fourth quarter of 2001 of the credit rating for the Borrower's debt securities or (iii) resulting from Hughes' request that the Borrower consummate the Refinancing) known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The written reports, financial

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                                     - 66 -


statements, certificates and other written information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contain no material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Borrower does not represent and warrant pursuant to this Section that the financial statements, taken alone, satisfy the provisions of this sentence); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that such projections will be realized. For purposes of this Section 3.11 as of the date hereof, (i) the Offering Memorandum and (ii) all information contained in SEC filings by the Borrower or any Person with which the Borrower is consolidated on its financial statements shall be deemed disclosed to the Lenders.

            SECTION 3.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

            SECTION 3.13. Material Agreements and Liens.

            (a) Material Agreements. Part A of Schedule II is a complete and correct list as of the date hereof of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Restricted Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding as of the date hereof under each such arrangement is correctly described in Part A of Schedule II.

            (b) Liens. Part B of Schedule II is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of the Borrower or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) as of the date hereof by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule II.

            SECTION 3.14. Capitalization. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 400,000,000 shares of common stock, par value $0.01 per share, of which 149,675,117 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof 80.6% of such issued and outstanding shares of common stock are owned beneficially and of record by the Sellers, each of

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
                                     - 67 -


which is a direct or an indirect, wholly-owned subsidiary of General Motors. As of the date hereof, (x) except as set forth on Schedule X, there are no outstanding Equity Rights with respect to the Borrower and (y) there are no outstanding obligations of the Borrower or any of its Restricted Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Restricted Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any of its Restricted Subsidiaries.

            SECTION 3.15. Subsidiaries and Investments.

            (a) Subsidiaries. Set forth in Part A of Schedule VI is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests, (iii) whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary hereunder and (iv) whether such Subsidiary is a "Restricted Subsidiary" under the Senior 1998 Notes Indenture. Except as disclosed in Part A of Schedule VI, as of the date hereof (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VI, (y) all of the issued and outstanding capital stock or other ownership interests of each such Person organized as a domestic corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Investments. Set forth in Part B of Schedule VI is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule VI and other than Investments of the types referred to in clauses
(b), (c), (d), (e), (f), (g), (h), (i) and (k) of Section 6.05) held by the Borrower or any of its Restricted Subsidiaries in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI, as of the date hereof each of the Borrower and its Restricted Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents and other than Permitted Encumbrances), all such Investments.

            (c) Restrictions on Subsidiaries. None of the Restricted Subsidiaries of the Borrower is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 6.08 (except as otherwise permitted thereunder).

            SECTION 3.16. Real Property. Set forth on Schedule VIII is a list, as of the date hereof, of all of the real property interests held by the Borrower and its Restricted Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee, the location of the respective property, whether it constitutes "Principal Property" as defined in the Senior 1998 Notes Indenture, whether any tracking, telemetry, control and monitoring or teleport facility of the Borrower or any of its Restricted Subsidiaries is

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                                     - 68 -


situated on such property and whether the properties are to be subject to the Lien of a Mortgage on the Effective Date. As of the date hereof, no Mortgage will encumber the portion of any real property on which improvements are located if (i) all or any part of such portion has been identified by the Director of the Federal Emergency Management Agency as a special flood hazard zone described in 12 C.F.R. ss. 22.2 and (ii) such portion is in an area in which flood insurance has been made available under the National Flood Insurance Act of 1968, without flood insurance covering the improvements located on such portion of real property being maintained in at least the amount required under the National Flood Insurance Reform Act of 1994.

            SECTION 3.17. FCC Licenses, Etc. As of the date hereof, Schedule VII accurately and completely lists for each Satellite (a) all space station licenses for the launch and operation of Satellites with C-band or Ku-band transponders issued by the FCC to the Borrower or any Restricted Subsidiary and
(b) all licenses and all other approvals, orders or authorizations issued or granted by any Governmental Authority outside of the United States of America to launch and operate any such Satellite. As of the date hereof, the FCC Licenses and the other licenses, approvals or authorizations listed on Schedule VII with respect to any Satellite include all material authorizations, licenses and permits issued by the FCC or any other Governmental Authority that are required or necessary to launch or operate such Satellite, as applicable. Except as otherwise permitted by Section 6.04, each of the Subject Licenses is held in the name of a License Subsidiary and is validly issued and in full force and effect, and the Borrower and its Restricted Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect thereto and have full power and authority to operate thereunder.

            SECTION 3.18. Satellites. Schedule XI accurately and completely list as of the date hereof each of the Satellites owned by the Borrower and its Restricted Subsidiaries on the date hereof, and setting forth for each such Satellite that is in orbit, the orbital slot and number and frequency band of the transponders on such Satellite.

            SECTION 3.19. Solvency. Each Obligor is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be Solvent. For purposes hereof, "Solvent", when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such

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                                     - 69 -


right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                                   ARTICLE IV

                                   CONDITIONS

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to the Required Lenders or to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 9.02):

            (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

            (b) Opinions of Counsel to the Obligors. Favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Gibson, Dunn & Crutcher LLP, counsel for the Obligors, substantially in the form of Exhibit G, (ii) Finn, Dixon & Herling, LLP, Connecticut counsel for the Borrower (which opinion shall cover matters relating to the law of Connecticut not covered in the opinion of Gibson, Dunn & Crutcher), and (iii) Goldberg, Godles, Wiener & Wright, special communications counsel for the Borrower, substantially in the form of Exhibit H, and in each case covering such other matters relating to the Borrower, this Agreement or the Transactions as the Required Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

            (c) Opinions of Local Counsel. Opinions, dated the Effective Date, of local counsel in the respective states in which the properties covered by the Mortgages are located, in such form as shall be reasonably satisfactory to the Administrative Agent, and in each case covering such matters as the Administrative Agent may reasonably request (and the Borrower hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

            (d) Opinion of Special New York Counsel to CSFB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Joint Arrangers, substantially in the form of Exhibit I (and CSFB hereby instructs such counsel to deliver such opinion to the Lenders).

            (e) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and

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
                                     - 70 -


      good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (f) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 4.02.

            (g) Guarantee Agreement. The Guarantee Agreement, duly executed and delivered by the respective Persons contemplated to be party thereto.

            (h) Security Agreements; Intercreditor and Collateral Trust Agreement. The Lender Security Agreement, the Shared Security Agreement and the Intercreditor and Collateral Trust Agreement, in each case duly executed and delivered by the respective parties thereto, together with evidence that the certificates and instruments identified under the name of the respective Obligors in Annex 3 to the Shared Security Agreement shall have been delivered to the Collateral Trustee, in each case accompanied by undated stock powers or endorsements executed in blank (provided that the Obligors need not deliver certificates evidencing any equity interest in a Foreign Subsidiary if (i) such certificates cannot on the Effective Date be located, so long as the Borrower agrees with the Administrative Agent to cause such certificates accompanied by undated stock powers or endorsements executed in blank to be delivered within 30 days of the Effective Date, or such longer period, but not in any event longer than 90 days, as shall be satisfactory to the Administrative Agent or (ii) such equity interests are uncertificated or, under applicable law, may not be held in New York). In addition, the Borrower and each Subsidiary Guarantor shall have taken such other action (including executing and delivering control agreements pursuant to Section 4.01 of each of the Lender Security Agreement and the Shared Security Agreement) as the Administrative Agent shall have reasonably requested in order to perfect the Liens created pursuant to each Security Agreement to the extent required thereunder and to preserve the validity thereof.

            (i) Mortgages and Title Reports. The following documents, each of which shall be duly executed on behalf of the respective Obligor party thereto (and, where appropriate, acknowledged) by Persons reasonably satisfactory to the Administrative Agent:

                  (i) the Mortgages, duly executed and delivered by the
            respective Obligors that own or lease the properties identified in
            Schedule VIII that are to be subject to the Lien of a Mortgage, in each case in recordable form (in such number of copies as the Administrative Agent shall have requested) and, to the extent necessary with respect to any leasehold property to be subjected to a Mortgage, consents of the respective landlords with respect to such property;

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
                                     - 71 -


                  (ii) reports from one or more title companies with respect to each of the real property interests to be covered by the Mortgages satisfactory to the Administrative Agent; and

                  (iii) to the extent available to the Borrower, as-built
            surveys of recent date of each of the facilities to be covered by the Mortgages.

      In addition, the Borrower shall have paid to the respective title companies (x) all expenses of such title companies in connection with the issuance of such reports and (y) an amount equal to the recording and stamp taxes payable in connection with recording the Mortgages in the appropriate county land office(s).

            (j) Insurance. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Borrower pursuant to
      Section 5.06 and, if applicable, the designation of the Administrative Agent and the Collateral Trustee, as applicable, as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder, such certificates to be in such form and contain such information as is specified in Section
      5.06 (provided that if such endorsement as additional insured cannot be delivered by the Effective Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances). In addition, the Borrower shall have delivered (i) a certificate of a Financial Officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of
      Section 5.06 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the date the Loans are being made, of Marsh USA, Inc., or any other firm of independent insurance brokers of nationally recognized standing, as to Launch Insurance and In-Orbit Insurance and stating that such Insurance is in compliance with the provisions of Section 5.06.

            (k) Senior 2002 Notes. Evidence that the Borrower shall have received gross cash proceeds in an amount at least equal to $800,000,000 from the issuance of senior unsecured notes containing terms (including maturity, covenants, events of default and mandatory prepayment provisions) consistent with the Description of Notes set forth in the Offering Memorandum.

            (l) Repayment of Existing Indebtedness. Evidence that the Refinancing shall have been consummated. In addition, the Administrative Agent shall have received evidence (x) of the termination of the commitments under the existing $500,000,000 Credit Agreement dated as of February 20, 1998 among the Borrower, the lenders party thereto and Citicorp USA, Inc., as administrative agent for said lenders, and the payment of all amounts owing thereunder, and (y) that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness (including any contingent or other amounts payable in respect of letters of credit) indicated on Schedule II that is to be repaid on the Effective Date shall have been (or shall be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of,

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
                                     - 72 -


      and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

            (m) Satellite Manufacturer Consent Agreements. To the extent requested by the Administrative Agent, certified copies of a notice from the Borrower to any Satellite Manufacturer of the security interest created in the relevant Satellite Purchase Agreement for the benefit of the Administrative Agent and the Collateral Trustee, as applicable, together with such Satellite Manufacturer's signed acknowledgment of the receipt thereof.

            (n) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to CSFB may reasonably request.

            The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Joint Arrangers, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements in reasonable detail for such fees and expenses have been delivered to the Borrower at least one Business Day prior to the Effective Date).

            The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on or prior to 3:00 p.m., New York City time, on March 29, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

            SECTION 4.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

            (a) the representations and warranties of the Borrower set forth in this Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

            (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

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
                                     - 73 -


Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

            Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (which shall promptly upon receipt thereof provide a copy thereof to each Lender):

            (a) within 120 days after the end of each fiscal year of the Borrower (or on such earlier date as such financial information shall be filed with the SEC), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries (and, separately stated, unaudited statements of the Borrower and its Restricted Subsidiaries) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (or, as the case may be, the Borrower and its Restricted Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or on such earlier date as such financial information shall be filed with the SEC), the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries (and, separately stated, unaudited statements of the Borrower and its Restricted Subsidiaries) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries (or, as the case may be, the Borrower and its Restricted Subsidiaries) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

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
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            (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.01, 6.06, and 6.10, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) of this Section, (i) a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines, or internal policies of such accounting firm) and (ii) a budget for the fiscal year during which such statements are delivered setting forth anticipated operating results and capital expenditures on a quarter-by-quarter basis during such fiscal year, in form and detail satisfactory to the Administrative Agent;

            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Restricted Subsidiaries with the SEC, or with any national securities exchange, or, at any time while any of the outstanding securities of the Borrower are registered with the SEC, distributed by the Borrower to the holders of such securities generally;

            (f) promptly upon their becoming available, copies of any and all periodic or special reports filed by the Borrower or any of its Restricted Subsidiaries with the FCC or with any other Federal, state or local governmental authority, if such reports indicate any material adverse change in the business, operations, affairs or condition of the Borrower or any of its Restricted Subsidiaries or if copies thereof are requested by any Lender or the Administrative Agent, and copies of any and all notices and other communications from the FCC or from any other Federal, state or local governmental authority with respect to the Borrower, any of its Subsidiaries or any Satellite relating to any matter that could reasonably be expected to result in a Material Adverse Effect or a Default or Event of Default under clause (o) of Article VII;

            (g) no less than annually, and at any time upon the reasonable request of the Administrative Agent, a satellite health report prepared by the Borrower and certified by a Financial Officer setting forth the operational status of each Satellite (other than Satellites yet to be launched) based on reasonable assumptions of the Borrower made in good faith and including such information as the projected solar array life based on the total satellite power requirements, projected battery life based on total satellite power requirements, projected satellite life, information concerning whether any transponder spares or preemptible transponders on such Satellite have been employed and such other information pertinent to the operation of such Satellite and the transponders thereon as the Administrative Agent may reasonably request, it being understood that to the extent

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
                                     - 75 -


      that any such satellite health report contains any forward looking statements, estimates or projections, such statements, estimates or projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and no assurance can be given that such forward looking statements, estimates, projections will be realized, provided that nothing in this clause (g) shall require the Borrower to deliver any information to any Lender to the extent delivery of such information is restricted by applicable law; and

            (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that, if adversely determined, would not (either individually or in the aggregate) have a Material Adverse Effect;

            (e) any actual or constructive total or partial loss event with respect to any Satellite; and

            (f) any other development (other than general economic conditions) that results in, or could reasonably be expected to result in, a Material Adverse Effect and a reasonably detailed description of any agreement, instrument and corporate or other restriction to which it or any of its Restricted Subsidiaries shall become subject after the date hereof that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or

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
                                     - 76 -


development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of Borrower and its Restricted Subsidiaries taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution, or any Disposition or other transaction, permitted under Section 6.03 or require the preservation, renewal or maintenance of any FCC License for a Satellite that is yet to be launched.

            SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, which shall include, in the case of Satellites (other than Satellites yet to be launched), the provision of tracking, telemetry, control and monitoring of Satellites in their designated orbital positions in accordance with prudent and diligent standards in the commercial satellite industry.

            SECTION 5.06. Insurance.

            (a) Generally. Subject to Section 5.06(b) with respect to Satellites, the Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, either directly or, with respect to property other than Satellites, through the general property and casualty insurance program of Hughes but only during such time as the Borrower remains a Subsidiary of Hughes, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses in the same or similar locations, including the following specific insurance coverage:

            (i) All Risk Property Insurance. The Borrower shall maintain all risk property insurance covering against physical loss or damage to its property (other than Satellites), including fire and extended coverage, collapse due to covered perils, flood, earth movement and comprehensive boiler and machinery coverage (including electrical malfunction and mechanical breakdown).

            (ii) Comprehensive General Liability Insurance. The Borrower shall maintain comprehensive general liability insurance with a limit of not less than $1,000,000

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
                                     - 77 -


      (including any self-insured retention). Such coverage shall include premises/operations, explosion, collapse, underground hazards, sudden and accidental pollution solely from hostile fire, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability coverages.

            (iii) Workers' Compensation/Employer's Liability. The Borrower shall maintain workers' compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Borrower while at work or in the scope of his employment with the Borrower and employer's liability in an amount not less than $1,000,000.

            (iv) Automobile Liability. The Borrower shall maintain Automobile Liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage. Such coverage shall have a limit of not less than $1,000,000.

            (v) Excess/Umbrella Liability. The Borrower shall maintain excess or umbrella liability insurance in an amount not less than $50,000,000 providing coverage limits excess of the insurance limits required under sections (a)(ii), (a)(iii) (employer's liability only) and (a)(iv). Such insurance shall follow the form of the primary insurances and drop down in case of exhaustion of underlying limits and/or aggregates.

Without limiting the foregoing, the Borrower will in any event maintain (with respect to itself and each of its Restricted Subsidiaries) insurance against risk of loss or damage covering all of the tangible real and personal property and improvements of the Borrower and each of its Restricted Subsidiaries (other than Satellites, as to which the provisions of Section 5.06(b) shall be applicable) against such risks and in such amounts and subject to such deductibles as shall be reasonable and customary and sufficient (except in the case of earthquake insurance) to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event (except for earthquake insurance) in an amount in the case of fixed assets and equipment (other than vehicles), at least equal to 100% of the actual replacement cost of such assets, subject to deductibles as aforesaid, and, in the case of vehicles, at least equal to the actual cash value of said vehicles, and provided further that flood insurance is required to be maintained only covering the improvements located on the portion, if any, of any real property which portion (i) is located in an area that has been identified by the Director of the Federal Emergency Management Agency as a special flood hazard zone described in 12 C.F.R. ss. 22.2 and (ii) is in an area in which flood insurance has been made available under the National Flood Insurance Act of 1968, and then only in the minimum amount required under the National Flood Insurance Reform Act of 1994.

            Each policy (other than any workers' compensation/employer's liability insurance) referred to in this Section shall name the Administrative Agent or Collateral Trustee (as appropriate for the Security Agreement covering the respective property being insured), as additional insured and loss payee (to the extent covering risk of loss of or damage to tangible property) and solely as an additional insured as its interests may appear (to the extent covering any liability), but without any liability to pay premiums with respect to any policy of insurance (provided that in the case of any such endorsement as additional insured to be delivered by the

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                                     - 78 -


Effective Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances) and shall provide a waiver by the insurers of all rights of subrogation against the Administrative Agent or Collateral Trustee (as appropriate). Each casualty policy referred to in this clause (a) shall (i) except as regards excess/umbrella liability insurance, and to the extent customary with respect to other policies, provide that it will not be canceled or reduced, amended or allowed to lapse without renewal, except after not less than 30 days' prior notice to the Administrative Agent, (ii) to the extent customary provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Borrower, any Restricted Subsidiary or any Person having an interest in any property covered by the Mortgages nor by occupancy or use of any such property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such property, (iii) waive any right of setoff or counterclaim and any other right of deduction, whether by attachment or otherwise, and (iv) be primary without right of contribution of any other insurance carried by or on behalf of the Administrative Agent or Collateral Trustee (as applicable) with respect to its interests as such in this transaction. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

            On the Effective Date, and at each policy renewal, but not less than annually, the Borrower shall provide to the Administrative Agent certification from each insurer, or by an authorized representative of each insurer, with respect to each policy referred to in this clause (a). Such certification shall identify the underwriters, the type of insurance, the limits, deductibles and term thereof and shall specifically list the special provisions delineated for such insurance required by this Section 5.06(a). Concurrently with the furnishing of all certificates referred to in the preceding sentence, the Borrower shall furnish the Administrative Agent with an opinion from an independent insurance broker stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then maintained by the Borrower is in accordance with this Section 5.06(a).

            (b) Covered Satellites. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain insurance with respect to Satellites as follows:

            (i) All Risks Insurance. The Borrower will procure or will cause each Satellite Manufacturer to procure at its own expense and maintain in full force and effect, at all times prior to the Launch of any satellite purchased by the Borrower or any of its Restricted Subsidiaries pursuant to the terms of a Satellite Purchase Agreement, All Risks Insurance with such terms as are reasonably commercially available and customary in the industry with respect to such satellite, it being understood that if a Satellite Manufacturer procures All Risks Insurance for satellites in accordance with the requirements of the applicable Satellite Purchase Agreement, the Borrower's obligations under this clause (i) with respect to such satellites shall be satisfied. In no event shall the Borrower be required to, or be required to cause any Satellite Manufacturer to, procure or maintain All Risks Insurance to insure risks that may be required to be insured by, or that covers the same risks or the same period of coverage as, Launch Insurance.

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
                                     - 79 -


            (ii) Launch Insurance. The Borrower will, or will cause the relevant Satellite Manufacturer to, obtain, maintain and keep in full force and effect with respect to each Covered Satellite that is to be launched, Launch Insurance (it being understood that if a Satellite Manufacturer procures Launch Insurance for Covered Satellites in accordance with the terms of this clause (ii), the Borrower's obligations under this clause
      (ii) with respect to such Covered Satellites shall be satisfied), to be procured not later than 60 days before the then-scheduled launch of such Covered Satellite (or 30 days in the case of the Satellite commonly referred to as "Galaxy IIIC"), which insurance shall attach not later than at Launch and continue in full force and effect until no sooner than the completion of initial in-orbit testing, provided that if the Board of Directors determines in good faith as evidenced by a Board Resolution delivered to the Administrative Agent not to procure Launch Insurance for a specified Covered Satellite and the Required Lenders approve in writing of such election, the provisions of this Section 5.06(b)(ii) shall not apply to such Covered Satellite. The Launch Insurance for each Covered
      Satellite:

                  (A) shall provide coverage for all of the risks of loss of and damage to such Covered Satellite (other than any risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions, (y) such other exclusions or limitations of coverage applicable to all satellites of the same model or relating to systemic anomalies as are then customary in the satellite insurance market and as are reasonably acceptable to the Administrative Agent, and (z) such specific exclusions applicable to the performance of such Covered Satellite as are reasonably accepted by the Board of Directors in order to obtain Launch Insurance for such Covered Satellite for a price that is, and on other terms and conditions that are, commercially reasonable;

                  (B) shall be in an amount not less than the aggregate of the purchase price of such Covered Satellite, the purchase price of launch services therefor (other than for risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer in accordance with the terms of the applicable Satellite Purchase Agreement) and the premium payable for such insurance, and subject to any then customary deductible but in no event in an amount exceeding 15% of operational capacity of such Covered Satellite, unless otherwise agreed by the Administrative Agent;

                  (C) shall name the applicable Satellite Purchaser as the named insured and the Collateral Trustee as additional insured and loss payee as its interests may appear (except that, in the case of Covered Satellites that are financed with Indebtedness permitted by
            Section 6.01(i), such Launch Insurance shall name the respective holder of such Indebtedness, together with the Collateral Trustee, as loss payees as their interests may appear), provided that in the case of any such

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
                                     - 80 -


            endorsement as additional insured to be delivered by the Effective Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances;

                  (D) shall provide that it will not be canceled or reduced, amended or allowed to lapse without renewal, except after not less than 30 days' prior notice to the Administrative Agent or not less than 15 days' prior notice to the Administrative Agent if 30 days is not then commercially available at a reasonable cost; and

                  (E) shall, in the case of a Satellite a portion of which is owned by the Borrower or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of either the Borrower or any of its Restricted Subsidiaries (other than by reason of the Borrower or any Restricted Subsidiary holding an equity interest in such Person), only be required with respect to that portion of such Satellite that is owned by the Borrower or any of its Restricted Subsidiaries or for which the Borrower or any of its Restricted Subsidiaries otherwise retains the risk of loss.

            (iii) In-Orbit Risk Management. Other than with respect to (A) Excluded Satellites, (B) any In-Orbit Spare Satellite (but only to the extent that such In-Orbit Spare Satellite is not expected or intended, in the good faith determination of the Board of Directors and evidenced by a Board Resolution delivered to the Administrative Agent, to earn revenues in excess of $10,000,000 for the immediately succeeding twelve calendar months), and (C) any other Covered Satellite as the Borrower shall designate, with the prior consent of the Required Lenders, the Borrower either will obtain, maintain and keep in full force and effect, with respect to each Covered Satellite, In-Orbit Insurance or comply with the terms of the Satellite Risk Management Program, with respect to each Covered Satellite, provided that in no event, at any time, shall more than 47% of the aggregate number of transponders on all Covered Satellites (other than Excluded Satellites) that are in orbit be protected by In-Orbit Spare Satellites in accordance with the Satellite Risk Management Program.

                  (I) Attachment of In-Orbit Insurance. Any In-Orbit Insurance
            procured with respect to a Covered Satellite shall attach (A) upon the expiration of the Launch Insurance or any In-Orbit Insurance then in effect, as the case may be, (B) as may be required under the terms of the Satellite Risk Management Program, or (C) upon the withdrawal of such Covered Satellite from the Satellite Risk Management Program, and in each such case shall continue in full force and effect until the Commitments shall have been terminated and all amounts owing hereunder shall have been paid in full or until such Covered Satellite is placed back into the Satellite Risk Management Program in accordance with its terms.

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
                                     - 81 -


                  (II) Terms of In-Orbit Insurance. Any In-Orbit Insurance
            procured with respect to a Covered Satellite:

                        (1) shall provide coverage for all of the risks of loss
                  of and damage to such Covered Satellite (other than the risks borne by the relevant Launch Services Provider pursuant to any launch risk guarantee in accordance with the terms of the applicable Launch Services Agreement or by the relevant Satellite Manufacturer pursuant to the terms of the applicable Satellite Purchase Agreement), including for partial loss, constructive total loss and total loss, subject to (x) Acceptable Exclusions, (y) such other exclusions or limitations of coverage applicable to all satellites of the same model or relating to systemic anomalies as are then customary in the satellite insurance market and as are reasonably acceptable to the Administrative Agent, and (z) such specific exclusions applicable to the performance of such Covered Satellite as are reasonably accepted by the Board of Directors in order to obtain In-Orbit Insurance for such Covered Satellite for a price that is, and on other terms and conditions that are, commercially reasonable;

                        (2) for such time as the Borrower and its Restricted
                  Subsidiaries shall maintain at least 12 Covered Satellites (other than Excluded Satellites) in commercial operation in orbit, for all such insured Covered Satellites in the aggregate, shall be in an amount not less than 80% of the aggregate book value of all Covered Satellites insured in accordance with Section 5.06(b)(iii) (with the allocation of such insurance among such Covered Satellites being in the Borrower's discretion). In the event that fewer than 12 Covered Satellites (other than Excluded Satellites) are in commercial operation in-orbit, the Borrower shall have 120 days to obtain additional insurance in accordance with this
                  Section 5.06(b)(iii) such that each insured Covered Satellite in-orbit shall be insured in an amount of not less than the book value for such Covered Satellite, provided that the Borrower shall be deemed to be in compliance with this Section 5.06(b)(iii) for such 120 day period;

                        (3) shall name the applicable Satellite Purchaser as the
                  named insured and the Collateral Trustee as additional insured and loss payee as its interests may appear (except that, in the case of Covered Satellites that are financed with Indebtedness permitted by Section 6.01(i), such In-Orbit Insurance shall name the respective holder of such Indebtedness, together with the Collateral Trustee, as loss payees as their interests may appear), provided that in the case of any such endorsement as additional insured to be delivered by the Effective Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances;

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
                                     - 82 -


                        (4) shall provide that it will not be canceled or
                  reduced, amended or allowed to lapse without renewal, except after not less than 30 days' prior notice to the Administrative Agent or not less than 15 days' prior notice to the Administrative Agent if 30 days is not then commercially available at a reasonable cost; and

                        (5) shall, in the case of a Satellite a portion of which
                  is owned by the Borrower or any of its Restricted Subsidiaries and the balance of which is owned by any Person that is not an Affiliate of either the Borrower or any of its Restricted Subsidiaries (other than by reason of the Borrower or any Restricted Subsidiary holding an equity interest in such Person), only be required with respect to that portion of the Satellite that is owned by the Borrower or any of its Restricted Subsidiaries or for which the Borrower or any of its Restricted Subsidiaries otherwise retains the risk of loss.

            (iv) Third Party Launch Liability Insurance. The Borrower will cause each Launch Services Provider to procure and maintain Third Party Launch Liability Insurance in full force and effect for the period required under the relevant Launch Services Agreement and to name the Collateral Trustee and the Lenders as additional insureds thereunder.

            (v) Delivery of Insurance Policies. Not later than 120 days before the then-scheduled launch of any Covered Satellite (or 30 days in the case of the Satellite commonly referred to as "Galaxy IIIC") and, with respect to In-Orbit Insurance procured, not later than 60 days before the expiration of the relevant Launch Insurance, the Borrower shall deliver to the Administrative Agent a preliminary copy of the Launch Insurance policy and the In-Orbit Insurance policy, as the case may be, with respect thereto, and not later than the date on which such insurance is required to be procured as provided in clause (ii) or clause (iii) above, as the case may be, shall deliver to the Administrative Agent the final copy of such policy together with certificates of insurance with respect thereto, confirming (A) that such insurance is in full force and effect as of such date, (B) the names and percentages of the relevant insurance companies,
      (C) the amount and expiration dates of such policy, (D) that all premiums and other amounts due for such insurance have been paid in full, (E) that, in the relevant broker's opinion, such policy is in compliance with this Section, and (F) that the Collateral Trustee (and, in the case of Third Party Launch Liability Insurance policies, the Lenders) is named as additional insured and the Collateral Trustee is named as loss payee thereunder as its interests may appear, except as otherwise permitted hereby.

            (c) Procurement of Insurance by Administrative Agent. Without limiting the obligations of the Borrower under this Section, in the event the Borrower or any Restricted Subsidiary shall fail to maintain in full force and effect insurance as required by this Section, then the Administrative Agent may, but shall have no obligation to, upon reasonable prior notice to the Borrower of its intention to do so, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as are required hereby, and

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
                                     - 83 -


the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

            SECTION 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.08. Compliance. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including all FCC Licenses and all other governmental approvals or authorizations required to launch and operate the Satellites and the TT&C Stations related thereto) and to transmit signals to and receive transmissions from the Satellites, and to maintain all such FCC Licenses and other governmental approvals or authorizations in full force and effect, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, it being understood that any failure as it may relate to any FCC License for a Satellite that is yet to be launched shall not, in itself, be considered or deemed to result in a Material Adverse Effect.

            SECTION 5.09. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for, in the case of the Term Facilities, the Refinancing and, in the case of the Revolving Facility, for the general corporate purposes of the Obligors, including to pay a portion of the fees and expenses associated with the Transactions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X. Letters of Credit will be issued only to support obligations incurred in the ordinary course of business by the Borrower and its Subsidiaries.

            SECTION 5.10. Hedging Agreements. The Borrower will within 360 days of the Effective Date enter into, and thereafter maintain in full force and effect, one or more Hedging Agreements with one or more of the Lenders (and/or with a bank or other financial institution having capital, surplus and undivided profits of at least $500,000,000), that effectively enables the Borrower (in a manner reasonably satisfactory to the Administrative Agent) to protect itself against three-month London interbank offered rates exceeding 5% per annum as to a notional principal amount at least equal to 10% of the aggregate principal amount of the Term Loans for a period of at least three years measured from the Effective Date.

            SECTION 5.11. Certain Obligations Respecting Subsidiaries; Further Assurances.

            (a) Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that

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
                                     - 84 -


all Restricted Subsidiaries of the Borrower (other than any thereof that are not Wholly Owned Subsidiaries) are "Subsidiary Guarantors" under the Guarantee Agreement and "Obligors" under each Security Agreement and the Intercreditor and Collateral Trust Agreement, provided that, subject to Section 5.11(c), (x) in no event shall more than 65% of the total outstanding voting stock of any Restricted Subsidiary that is a Foreign Subsidiary be required to be pledged under either Security Agreement, (y) no Restricted Subsidiary that is a Foreign Subsidiary (except a Foreign Subsidiary whose sole asset consists of equity interests in Domestic Subsidiaries) shall be required to become a "Subsidiary Guarantor" under the Guarantee Agreement or an "Obligor" under either Security Agreement, the Intercreditor and Collateral Trust Agreement or any Mortgage and
(z) any Lien arising in connection with any Restricted Subsidiary becoming an "Obligor" under either Security Agreement or any Mortgage need not include Excluded Property of such Restricted Subsidiary.

            Without limiting the generality of the foregoing (but subject to clauses (x), (y) and (z) of the foregoing paragraph), in the event that the Borrower or any of its Subsidiaries shall form, acquire or designate any new Subsidiary that shall constitute a Restricted Subsidiary hereunder, the Borrower and its Subsidiaries will cause such new Restricted Subsidiary to

            (i) become a "Subsidiary Guarantor" under the Guarantee Agreement, and an "Obligor" under each Security Agreement and the Intercreditor and Collateral Trust Agreement, pursuant to a Guarantee Assumption Agreement,

            (ii) take such action (including delivering such shares of stock to the Collateral Trustee, and executing and delivering to the Administrative Agent mortgages or deeds of trust covering the real property and fixtures owned or leased by such Restricted Subsidiary) as shall be reasonably requested by the Administrative Agent to create and perfect to the maximum extent permitted under applicable law valid and enforceable first priority Liens on substantially all of the property (other than Excluded Property) of such new Restricted Subsidiary as collateral security for the obligations of such new Restricted Subsidiary hereunder, it being understood that any such property constituting "Principal Property" under the Senior 1998 Notes Indenture shall be subjected to Liens under Security Documents in favor of the Collateral Trustee, and all other property shall be subject to Liens under Security Documents in favor of the Administrative Agent and

            (iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 4.01 on the Effective Date or as the Administrative Agent shall have requested.

            (b) Ownership of Subsidiaries. Except as set forth in Schedule VI, the Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Borrower and each of its Restricted Subsidiaries is a Wholly Owned Subsidiary. In the event that any additional shares of stock shall be issued by any Restricted Subsidiary, or any Subsidiary shall be designated a Restricted Subsidiary, the Borrower agrees (subject to clauses (x), (y) and (z) of the first paragraph of Section 5.11(a)) forthwith to deliver to the Collateral Trustee pursuant to the Shared Security Agreement the certificates evidencing such

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
                                     - 85 -


shares of stock, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent shall request to perfect the security interest created therein pursuant to the Security Agreements, provided that the Obligors need not deliver certificates evidencing any equity interest in a Foreign Subsidiary if such equity interests are uncertificated or, under applicable law, may not be held in New York.

            (c) Certain Receivables Collection Activities. Anything in this Section to the contrary notwithstanding (including clauses (x), (y) and (z) of the first paragraph of Section 5.11(a)), in the event that at any time after the date hereof any of the Foreign Subsidiaries shall undertake receivables collection activities on behalf of any other of the Restricted Subsidiaries in lieu of such collection activities being conducted on the date hereof by Domestic Subsidiaries, then the Borrower will cause such Subsidiary to take the actions described in Section 5.11(a), and shall cause all of the voting capital stock or other voting ownership interests of such Subsidiary to be pledged to the Collateral Trustee, as if such Foreign Subsidiary were a Domestic Subsidiary.

            (d) Further Assurances. The Borrower will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

            Without limiting the generality of the foregoing but subject to
Section 5.11(a), the Borrower will, and will cause each other Obligor to, take such action from time to time (including filing, executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent or the Collateral Trustee, as applicable, to the extent required under the respective Security Documents and to the maximum extent permitted under applicable law, perfected Liens in substantially all of the property (other than Excluded Property) of such Obligor as collateral security for its obligations hereunder and, if applicable, under the 1998 Senior Notes; provided that any such Lien shall be subject to the relevant requirements of the Security Documents. In the event that the Borrower or any of its Restricted Subsidiaries shall at any time hold any licenses and other approvals or authorizations from any Governmental Authority (other than the FCC) and such licenses or other approvals or authorizations shall be of the type referred to in Subject Licenses (as if they were issued by the FCC), then the Borrower will, and will cause its Restricted Subsidiaries, to take such action in accordance with and to the maximum extent permissible under the local law of the jurisdiction of the Governmental Authority that issued such licenses or other approvals or authorizations as shall be reasonably requested by the Administrative Agent to create in favor of the Administrative Agent or the Collateral Trustee, as applicable, perfected Liens in such licenses or other approvals or authorizations as security for the obligations of the Obligors hereunder and, if applicable, under the 1998 Senior Notes. It is understood that the Liens to be created upon any property of any Obligor constituting "Principal Property" under the Senior 1998 Notes Indenture shall be created under Security Documents in favor of the Collateral Trustee, and the security interests and Liens on all other property shall be created under Security Documents in favor of the Administrative Agent.

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
                                     - 86 -


            If any Obligor shall acquire any real property interest (other than Excluded Property), including improvements, after the Effective Date, then the Borrower will cause such Obligor to execute and deliver in favor of the Collateral Trustee a mortgage, deed of trust or deed to secure debt (as appropriate for the jurisdiction in which such real property is situated) pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Collateral Trustee, as collateral security for the obligations of such Obligor under this Agreement or the Guarantee Agreement and, if applicable, under the 1998 Senior Notes, and will deliver such opinions of counsel and landlords' consents as the Administrative Agent shall reasonably request in connection therewith.

            Any provision contained herein or in the Security Documents to the contrary notwithstanding, the Collateral shall not include at any time any FCC License to the extent (but only to the extent) that at such time the Administrative Agent may not validly possess a security interest therein pursuant to the Communications Act of 1934, as amended, and the regulations promulgated thereunder, as in effect at such time, but the Collateral shall include, to the maximum extent permitted by law, all rights incident or appurtenant to the FCC Licenses and the right to receive all proceeds derived from or in connection with the sale, assignment or transfer of the FCC Licenses.

            SECTION 5.12. Access and Command Codes.

            (a) Delivery to Collateral Trustee. The Borrower will, and will cause each of its Restricted Subsidiaries, at the request of the Administrative
Agent:

            (i) to use commercially reasonable efforts to obtain promptly from each provider (other than the Borrower) of tracking, telemetry, control and monitoring services for any Satellite, consents and agreements with the Collateral Trustee to:

                  (A) deliver expeditiously to the Collateral Trustee, upon
            notification by the Administrative Agent that an acceleration pursuant to Article VII has occurred, subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all access codes, command codes and command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of any such Satellite, including activation and control of any spacecraft subsystems and payload components and the transponders thereon;

                  (B) take commercially reasonable steps necessary, upon
            notification by the Administrative Agent that an acceleration pursuant to Article VII has occurred, to obtain any consent or approval of, or registration or filing with, any Governmental Authority required to effect any transfer of operational control over any such Satellite and related technical data (including any license approving the export or re-export of such Satellite to any Person or Persons as designated by the Administrative Agent); and

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
                                     - 87 -


                  (C) deliver to the Collateral Trustee written evidence of the issuance of any such consent, approval, registration or filing once such consent, approval, registration or filing has been obtained;

            (ii) if, after having used its commercially reasonable efforts to obtain the consents and agreements referred to in clause (i) above, any such consents or agreements shall not have been so obtained, instruct each such provider of tracking, telemetry, control and monitoring services (and each Satellite Manufacturer in respect of Satellites that have yet to be launched, to the extent that the Borrower or a Restricted Subsidiary does not have in its possession all items referred to in clause (iii) below) to cooperate in providing the access codes, command codes and command encryption referred to in said clause (i), in each case subject to having obtained any consent or approval of, or registration or filing with, any Governmental Authority for such delivery; and

            (iii) at any time upon an acceleration pursuant to Article VII, and upon notification thereof by the Administrative Agent, to promptly deliver to the Collateral Trustee, subject to having obtained any requisite consent or approval of, or registration or filing with, any Governmental Authority for such delivery, all access codes, command codes and command encryption necessary, in the sole judgment of the Administrative Agent, to establish access to and perform tracking, telemetry, control and monitoring of any Satellite, including activation and control of any spacecraft subsystems and payload components and the transponders thereon and any changes to or modifications of such codes and encryption.

            (b) TTC&M Providers. The Borrower will, and will use its commercially reasonable efforts to cause each provider (other than the Borrower) of tracking, telemetry, control and monitoring services for any Satellite to agree to, not change any access codes, command codes or command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of each Satellite at any time that an Event of Default exists and such provider of tracking, telemetry, control and monitoring services, as the case may be, has been notified by the Borrower or the Administrative Agent thereof, without promptly furnishing to the Administrative Agent the new access codes, command codes and command encryption necessary to establish access to and perform tracking, telemetry, control and monitoring of such Satellite, once such access codes, command codes and command encryption have been delivered to the Administrative Agent pursuant to this Section.

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                                     - 88 -


                                   ARTICLE VI

                               NEGATIVE COVENANTS

            Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

            SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness or any Attributable Debt, or issue any Disqualified Stock, except:

            (a) Indebtedness created hereunder or under the other Loan
      Documents;

            (b) Indebtedness (other than the Senior 1998 Notes and the Senior 2002 Notes) existing on the date hereof and set forth in Part A of
      Schedule II, or, to the extent not listed on Schedule II pursuant to
      Section 3.13, in an aggregate amount not exceeding $10,000,000 (excluding, however, following the making of the initial Loans hereunder, the Indebtedness to be repaid with the proceeds of such Loans, as indicated on
      Schedule II) and extensions, renewals, replacements and refinancings of any such Indebtedness that do not increase the outstanding principal amount thereof;

            (c) Indebtedness under the Senior 1998 Notes, together with any extensions, renewals, replacements and refinancings thereof (so long as the same do not increase, other than for amounts attributable to premium and expenses, the principal amount or shorten the maturity thereof and so long as the same are otherwise effected on terms that are permitted by the definition of "Permitted Senior Indebtedness" under Section 1.01, it being understood that any replacement or refinancing thereof shall in any event be unsecured), provided that in connection with any such extension, renewal, replacement or refinancing that shall require any modifications to the Security Documents, such modifications shall be in form and substance satisfactory to the Administrative Agent;

            (d) Indebtedness under the Senior 2002 Notes in an aggregate principal amount not to exceed $800,000,000 at any one time outstanding, together with any extensions, renewals, replacements and refinancings thereof (so long as the same do not increase, other than for amounts attributable to premium and expenses, the principal amount or shorten the maturity thereof and so long as the same are otherwise effected on terms that are permitted by the definition of "Permitted Senior Indebtedness" under Section 1.01);

            (e) Permitted Senior Indebtedness and Permitted Subordinated Indebtedness in an aggregate principal amount up to but not exceeding (x) in the case of Permitted Senior Indebtedness, $150,000,000 at any one time outstanding, and (y) in the case of all such Indebtedness, together with any Indebtedness permitted by Section 6.01(q), $200,000,000 at any one time outstanding, provided that, after giving effect to the incurrence of such Indebtedness, (i) the Borrower shall be in compliance with Section
      6.10 (the

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                                     - 89 -


      determination of such compliance to be calculated on a pro forma basis) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such incurrence shall have occurred at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the rate of interest on such Indebtedness and shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this clause (e), (ii) no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer to such effect and (iii) the Borrower shall have delivered to the Administrative Agent calculations, in form and detail satisfactory to the Administrative Agent, demonstrating that the Borrower in good faith believes that it will be in compliance with the provisions of Section 6.10 through the final maturity of the Loans hereunder;

            (f) Affiliate Subordinated Indebtedness and Disqualified Stock in an aggregate principal amount (excluding capitalized interest or shares issued in lieu of cash dividends) up to but not exceeding $50,000,000 at any one time outstanding, provided that the terms of such Disqualified Stock shall provide for all dividends thereon to be payable through the issuance of additional shares of such Disqualified Stock (and not in cash) and shall provide for the same not to mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the final maturity of the Loans hereunder and, provided, further, after giving effect to the incurrence of such Affiliate Subordinated Indebtedness or issuance of such Disqualified Stock, as the case may be, (i) the Borrower shall be in compliance with
      Section 6.10 (the determination of such compliance to be calculated on a pro forma basis) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such incurrence or issuance shall have occurred at the beginning of the applicable period and shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this clause (f), (ii) no Default or Event of Default shall have occurred and be continuing, and the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer to such effect and (iii) the Borrower shall have delivered to the Administrative Agent calculations, in form and detail satisfactory to the Administrative Agent, demonstrating that the Borrower in good faith believes that it will be in compliance with the provisions of Section 6.10 through the final maturity of the Loans hereunder;

            (g) unsecured Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, provided that any such Indebtedness of any Obligor to a Restricted Subsidiary that is not an Obligor shall be subordinated in right of payment, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, to the payment and performance of such Obligor's obligations under the Loan Documents;

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            (h) Guarantees by the Borrower of Indebtedness of any Restricted
      Subsidiary and by any Subsidiary Guarantor of Indebtedness of the Borrower or any other Restricted Subsidiary;

            (i) Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof and any Attributable Debt arising in connection with a transaction permitted under Section 6.09, and extensions, renewals, replacements and refinancings of any such Indebtedness or Attributable Debt that do not increase, other than for amounts attributable to premium and expenses, the outstanding principal amount thereof; provided that (i) such Indebtedness or Attributable Debt is incurred prior to or within 90 days (within 270 days in the case of a Satellite) after such acquisition or the completion of such construction or improvement (provided that not more than three Satellites may be financed with Indebtedness permitted under this subclause (i)) and (ii) the aggregate principal amount of Indebtedness and Attributable Debt permitted by this clause (i) (x) arising out of the sale and leaseback of PAS 10 as contemplated by Section 6.09 shall not exceed 100% of the book value of PAS 10 at any time outstanding and (y) arising out of all other transactions permitted by this clause (i) (other than such sale and leaseback of PAS 10) shall not exceed $275,000,000 at any one time outstanding;

            (j) Indebtedness of any Person that becomes a Restricted Subsidiary after the date hereof and extensions, renewals, replacements and refinancings of any such Indebtedness that do not increase, other than for amounts attributable to premium and expenses, the outstanding principal amount thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed $50,000,000 at any time outstanding;

            (k) Indebtedness of the Borrower incurred in connection with a Permitted Business Acquisition, provided that the aggregate principal amount thereof incurred in connection with all Permitted Business Acquisitions after the date hereof shall not exceed $30,000,000;

            (l) commitments and guarantees of Indebtedness of Joint Ventures and Unrestricted Subsidiaries to the extent such commitments and guarantees constitute Investments permitted under Section 6.05(l);

            (m) Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit;

            (n) Indebtedness of the Borrower or any of the Restricted Subsidiaries in respect of performance bonds, workers' compensation claims, surety or appeal bonds;

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                                     - 91 -


            (o) Indebtedness of Foreign Subsidiaries incurred for working capital purposes in an amount not to exceed $10,000,000 at any one time outstanding;

            (p) Indebtedness of the Borrower or any Restricted Subsidiary in respect of letters of credit in an aggregate face amount not exceeding $10,000,000 at any time outstanding; and

            (q) other unsecured Indebtedness in an aggregate principal amount not exceeding (x) $50,000,000 at any time outstanding and (y) together with any Indebtedness permitted by Section 6.01(e), $200,000,000 at any time outstanding; provided that the aggregate principal amount of Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors permitted by this clause (q) shall not exceed $25,000,000 at any time outstanding.

            SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) Liens created pursuant to the Security Documents;

            (b) any Lien on any property or asset of the Borrower or any of its Restricted Subsidiaries existing on the date hereof and set forth in Part B of Schedule II, or, to the extent not listed on Schedule II pursuant to
      Section 3.13, in an aggregate amount not exceeding $10,000,000 (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, as indicated on Schedule II); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Restricted Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, replacements and refinancings thereof that do not increase the outstanding principal amount thereof;

            (c) Permitted Encumbrances;

            (d) any Lien existing on any property or asset (or any proceeds thereof) prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset (or any proceeds thereof) of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be and extensions, renewals, replacements and refinancings

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                                     - 92 -


      thereof that do not increase, other than for amounts attributable to premiums and expenses, the outstanding principal amount thereof; and

            (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary and proceeds thereof; provided that (i) such security interests secure Indebtedness or Attributable Debt permitted by clause (i) of Section 6.01 and extensions, renewals, replacements and refinancings thereof that do not increase, other than for amounts attributable to premiums and expenses, the outstanding principal amount thereof, (ii) such security interests and the Indebtedness or Attributable Debt secured thereby (except any such extensions, renewals, replacements and refinancings thereof) are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement (within 270 days in the case of a Satellite), (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets (together with, in the case of any such extensions, renewals, replacements and refinancings, amounts attributable to premiums and expenses) and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;

            (f) Liens on property of Foreign Subsidiaries securing Indebtedness permitted under Section 6.01(o); and

            (g) Liens on equity interests in Joint Ventures or Investments in Unrestricted Subsidiaries securing obligations of such Joint Venture or Unrestricted Subsidiary (as the case may be).

            SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, acquire any business or property from, or capital stock or other ownership interest of, or be a party to any acquisition of, any Person except for purchases of Satellites, transponders and other equipment and property to be sold or used in the ordinary course of business and Capital Expenditures permitted under Section 6.10(d). The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests).

            Notwithstanding the foregoing provisions of this Section:

            (a) any Restricted Subsidiary (other than a License Subsidiary) may be merged or consolidated with or into the Borrower or any other Restricted Subsidiary; provided that (i) if any such transaction shall be between a Restricted Subsidiary and a Wholly Owned Restricted Subsidiary, a Wholly Owned Restricted Subsidiary shall be the continuing or surviving entity, (ii) if any such transaction shall be between a Subsidiary Guarantor and a Subsidiary that is not a Subsidiary Guarantor, a Subsidiary Guarantor shall be the

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                                     - 93 -


      continuing or surviving entity and (iii) any License Subsidiary may be merged or consolidated with any other License Subsidiary;

            (b) the Borrower or any Restricted Subsidiary (other than a License Subsidiary) may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Restricted Subsidiary, provided that (i) except as otherwise specified in the following subclause (iii), any such transfer by the Borrower or a Subsidiary Guarantor shall be made to the Borrower or a Subsidiary Guarantor, (ii) any License Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) only to another License Subsidiary and
      (iii) any such transaction with a Special Purpose Foreign Subsidiary shall consist solely of the sale, lease, transfer or other disposition of transponders by the Borrower and its Restricted Subsidiaries for use by such Special Purpose Foreign Subsidiary in the ordinary course of its business (provided that the aggregate number of transponders transferred to all Special Purpose Foreign Subsidiaries pursuant to this subclause
      (iii) shall not exceed 75 at any time);

            (c) the capital stock or other ownership interest of any Restricted Subsidiary may be sold, transferred or otherwise disposed of to the Borrower or any Wholly Owned Restricted Subsidiary, provided that the capital stock or other ownership interest of a License Subsidiary may only be sold, transferred or otherwise disposed of to an Obligor;

            (d) the Borrower or any Wholly Owned Restricted Subsidiary may acquire any business, and the related assets, of any other Person whether by way of purchase of assets or stock, by merger or consolidation or otherwise (any such acquisition being herein called a "Permitted Business Acquisition"), so long as:

                  (i) the aggregate Purchase Price of any individual such
            acquisition shall not exceed (x) $100,000,000 during any single fiscal year or (y) $500,000,000 during the term of this Agreement, provided that without regard to or usage of such limits, (A) the Borrower shall be permitted to make a Permitted Business Acquisition by Reinvestment of the Net Cash Proceeds of any Equity Issuance or the incurrence of any Affiliate Subordinated Indebtedness following the occurrence of such Equity Issuance or such incurrence as contemplated by Section 2.10(b)(ii) during the period contemplated therein and (B) the Borrower shall be permitted to make a Permitted Business Acquisition through the issuance of shares of its common stock (or the capital stock or other ownership interests of a Holding Company, or any parent company of such Holding Company or any Permitted Holder) to the respective seller(s) in such Acquisition,

                  (ii) such acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by the Borrower or a Wholly Owned Restricted Subsidiary and, if effected by merger or consolidation involving the Borrower, the Borrower shall be the continuing or surviving entity and, if effected by merger or

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                                     - 94 -


            consolidation involving a Wholly Owned Restricted Subsidiary, a Wholly Owned Restricted Subsidiary shall be the continuing or surviving entity;

                  (iii) such acquisition (if by purchase of stock) shall be
            effected in such manner so that the acquired entity becomes a Wholly Owned Restricted Subsidiary;

                  (iv) after giving effect to such acquisition the Borrower
            shall be in compliance with Section 6.10 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such acquisition for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such acquisition shall have occurred, and any Indebtedness in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual interest rate in effect for such Indebtedness on the date of such acquisition) and, in the event that the Purchase Price in respect of such acquisition shall exceed $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate compliance with this subclause (iv); and

                  (v) immediately prior to such acquisition and after giving effect thereto, no Default shall have occurred and be continuing;

            (e) the Borrower and its Subsidiaries may effect Permitted Dispositions, provided that not less than 75% of the aggregate consideration received pursuant to any Permitted Disposition (other than a Disposition described in clause (c) or (d) of the definition of "Permitted Disposition" in Section 1.01) shall consist of cash and the balance of such consideration may consist of Disposition Investments (except that, notwithstanding the foregoing, (i) the Borrower and its Subsidiaries may effect Permitted Dispositions for an aggregate consideration up to but not exceeding $30,000,000 during the term of this Agreement without regard to such 75% requirement and (ii) the Borrower and its Subsidiaries may effect the Disposition of a Satellite described in clause (e) of such definition of "Permitted Disposition" through the transfer of a Satellite in exchange for a replacement Satellite, or in exchange for a combination of cash and a replacement Satellite);

            (f) PanAmSat may at any time enter into a transaction intended to make the Borrower hereunder a Wholly Owned Subsidiary of a Holding Company pursuant to one of the following transactions:

                  (i) subject to the satisfaction of the requirements set forth below, PanAmSat may consolidate or merge with or into, or transfer all or substantially all of its assets to, a Wholly Owned Restricted Subsidiary organized under the law of a State of the United States of America so long as all or substantially all of the assets of PanAmSat immediately prior to such transaction (other than the capital

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                                     - 95 -


            stock or other ownership interests of such Restricted Subsidiary) are owned by such Restricted Subsidiary immediately after the consummation of such transaction or

                  (ii) subject to the satisfaction of the requirements set forth below, PanAmSat may merge with (A) any direct or indirect Wholly Owned Subsidiary of EchoStar or Hughes organized under the law of a State of the United States of America pursuant to Section 3.1 of the Stock Purchase Agreement or (B) any direct or indirect Wholly Owned Subsidiary of Hughes or General Motors in a transaction designed to make the Borrower a Wholly Owned Subsidiary of Hughes or General Motors,

      in each case so long as (A) immediately prior to such transaction and after giving effect thereto (including the substitution of the New Borrower for PanAmSat as contemplated below), no Default shall have occurred and be continuing, (B) unless, in the case of a merger or consolidation pursuant to clause (i) or (ii) above, the surviving entity in any such transaction is PanAmSat itself, the surviving entity in any such merger or consolidation, or the Restricted Subsidiary to which PanAmSat shall have transferred substantially all of its assets (such surviving entity or Restricted Subsidiary, as applicable, being herein called the "New Borrower"), shall have assumed the obligations of PanAmSat hereunder and under the other Loan Documents pursuant to an instrument in form and substance satisfactory to the Administrative Agent and shall have executed and delivered to the Administrative Agent and the Collateral Trustee such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by PanAmSat pursuant to Section 4.01 on the Effective Date or as the Administrative Agent shall have reasonably requested, and shall have taken such action as the Administrative Agent shall have reasonably requested to continue and perfect the Liens granted by PanAmSat pursuant to the Security Documents in accordance with the requirements of Section 5.11, (C) the New Borrower, or (if such surviving entity is PanAmSat) PanAmSat, shall be a Wholly Owned Subsidiary of a Holding Company and shall, immediately prior to such transaction, not have any assets or liabilities (other than de minimis assets associated with the formation or such Subsidiary), (D) such Holding Company shall have executed and delivered to the Administrative Agent a Holding Company Pledge Agreement and (E) such Holding Company shall have executed and delivered to the Administrative Agent such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by PanAmSat pursuant to Section 4.01 on the Effective Date or as the Administrative Agent shall have requested, and shall have taken such action as the Administrative Agent shall have reasonably requested to perfect the Lien of the Holding Company Pledge Agreement in the capital stock or other ownership interests of the Borrower owned by the Holding Company.

            Upon the consummation of such transaction, and satisfaction of the requirements of clauses (A) through (E) of the immediately preceding paragraph, the New Borrower (except in the event of a merger or consolidation pursuant to clause (i) or (ii) above in which PanAmSat itself is the surviving entity) shall succeed to all of the rights and

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                                     - 96 -


      obligations of PanAmSat hereunder and under the other Loan Documents, and PanAmSat shall be released from all of its obligations hereunder and under the other Loan Documents (other than, in the event that PanAmSat becomes the Holding Company, the obligations of PanAmSat under the Holding Company Pledge Agreement), and the Administrative Agent shall, and shall direct the Collateral Trustee to, execute and deliver such instruments (at expense of the Borrower), as the Borrower shall reasonably request to evidence such release;

            (g) the Borrower and its Restricted Subsidiaries may make Investments permitted under Sections 6.05(a), (d), (e), (g)(v), (k), (l) and (m); and

            (h) the Borrower and its Restricted Subsidiaries may enter into leases (including any sales-type lease covering transponders) in the ordinary course of business and on ordinary business terms reasonably consistent with prior practice of the Borrower and its Restricted Subsidiaries.

            SECTION 6.04. Lines of Business. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than the business of providing communications services primarily through the use of satellites and related ground infrastructure, together with businesses related thereto (collectively, the "Permitted Businesses"). No License Subsidiary will engage in any line or lines of business activity other than to hold FCC Licenses issued to it and to enter into arrangements with the Borrower or other Restricted Subsidiaries (other than other License Subsidiaries) to manage and operate such FCC Licenses under its direction and control, in each case to the maximum extent permitted by applicable law. The Borrower will cause all Subject Licenses at all times to be held in the name of a License Subsidiary, provided that with respect to any Subject Licenses that are not held by the License Subsidiary as of the date hereof the Borrower will, and will cause each Subsidiary that holds such Subject Licenses to, within 30 days after the Effective Date, make application to the FCC for consent to the assignment or reissuance of such FCC Licenses to a License Subsidiary and will thereafter actively pursue such application and, upon such consent being granted, will promptly transfer such Subject Licenses to such License Subsidiary. Any license issued after the date hereof by the FCC that constitutes a Subject License shall be held in the name of a License Subsidiary.

            SECTION 6.05. Investments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

            (a) Investments outstanding or committed to on the date hereof and identified in Part B of Schedule VI and extensions, renewals and replacements of any such Investment that do not increase the aggregate amount thereof, provided that any such Investments made after the date hereof pursuant to such commitments do not exceed $75,000,000 at any one time outstanding;

            (b) operating deposit and other accounts with banks and other financial institutions;

                                Credit Agreement

            (c) Permitted Investments and Permitted Business Acquisitions;

            (d) Investments by the Borrower and its Restricted Subsidiaries in the Borrower and its Restricted Subsidiaries, provided that the aggregate amount of such Investments by the Borrower and its Domestic Subsidiaries in Foreign Subsidiaries shall not exceed $30,000,000 in the aggregate at any one time outstanding;

            (e) Investments by the Borrower and its Domestic Subsidiaries in Special Purpose Foreign Subsidiaries, provided that the aggregate amount of such Investments by the Borrower and its Domestic Subsidiaries in Special Purpose Foreign Subsidiaries, together with the aggregate amount of Investments permitted under clause (l) below, shall not exceed $20,000,000 in the aggregate at any one time outstanding;

            (f) Hedging Agreements entered into in the ordinary course of the Borrower's financial planning and not for speculative purposes;

            (g) Investments consisting of (i) prepaid expenses, (ii) negotiable instruments held for collection, (iii) lease, utility, workers' compensation, performance and other similar deposits, (iv) insurance claim receivables and (v) stock, obligations and securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement or otherwise);

            (h) Investments in respect of loans and advances to officers, directors and employees of the Borrower and its Restricted Subsidiaries for their personal benefit (or, after the consummation of a Holding Company Transaction, loans to the Holding Company the proceeds of which are used to make loans and advances to officers, directors and employees of the Holding Company) in the ordinary course of business up to but not exceeding $3,000,000 in the aggregate at any one time outstanding;

            (i) to the extent constituting Investments, any payments under any contracts to construct, launch, operate or insure Satellites which contracts are entered into the ordinary course of business;

            (j) any Disposition Investment arising in connection with a Disposition permitted under Section 6.03 or any transaction permitted by
      Section 6.03(b)(iii);

            (k) Investments made by the Borrower and its Restricted Subsidiaries
      (i) prior to a Holding Company Transaction, in exchange for the issuance by the Borrower of shares of its capital stock or other ownership interests (other than Disqualified Stock) and (ii) following the consummation of a Holding Company Transaction, in exchange for shares of capital stock or other ownership interests of the Holding Company, or any parent company of such Holding Company or any Permitted Holder, that have been contributed by the Holding Company to the Borrower as additional equity capital, in the case of each of the foregoing subclauses (i) and
      (ii), to the extent not constituting a Permitted Business Acquisition; and

                                Credit Agreement

            (l) Investments in Joint Ventures or Unrestricted Subsidiaries formed for the purpose of selling or leasing transponder capacity, provided that the aggregate amount of such Investments, together with the aggregate amount of Investments permitted under clause (e) above, shall not exceed $20,000,000 in the aggregate at any one time outstanding;

            (m) additional Investments up to but not exceeding $50,000,000 in the aggregate at any one time outstanding, if at the time of any such Investment the Total Leverage Ratio is greater than or equal to 3.50 to 1, or $100,000,000 in the aggregate at any one time outstanding, if at the time of any such Investment the Total Leverage Ratio is less than 3.50 to 1.

For purposes of clauses (d), (e), (h), (l) and (m) of this Section, the aggregate amount of an Investment outstanding at any one time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

            SECTION 6.06. Restricted Payments. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (A) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (B) the Borrower may make Restricted Payments pursuant to and in accordance with any stock option plans or other benefit plans for directors, officers, consultants or employees of the Borrower and its Restricted Subsidiaries (or, following the consummation of a Holding Company Transaction, of the Holding Company) established in the ordinary course of business (including, to the extent established for the benefit of directors, officers, consultants or employees of the Borrower and its Restricted Subsidiaries and, as applicable, the Holding Company in the ordinary course of business, any defined contribution plan, stock incentive plan, non-employee directors plan, stock option agreement, management equity subscription agreement, stock ownership plan, put agreement, stockholder agreement, stock option plan or other benefit plan for directors, officers, consultants or employees of the Borrower and its Restricted Subsidiaries and, as applicable, the Holding Company, and including the redemption or purchase of equity interests of the Borrower or, as applicable, the Holding Company held by former directors, officers, consultants or employees of the Borrower or any Restricted Subsidiary or, as applicable, the Holding Company following termination of employment) and (C) the Borrower may make dividend payments in respect of Disqualified Stock through the issuance of additional shares of such Disqualified Stock (but not in cash); provided that the Borrower may declare and make Restricted Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

            (i) no Default shall have occurred and be continuing;

                                Credit Agreement

            (ii) the aggregate amount of Restricted Payments (excluding any Restricted Payments described in clauses (A), (B) or (C) above or clauses
      (a), (b), (c) or (d) below) made during any fiscal year shall not exceed $30,000,000;

            (iii) the Total Leverage Ratio as at the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payments shall not exceed 3.00 to 1 and the Borrower shall be in compliance with
      Section 6.10 (the determination of such compliance to be calculated on a pro forma basis) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Restricted Payment for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such Restricted Payments shall have occurred at the beginning of the applicable period; and

            (iv) the Borrower shall have delivered to each Lender, at least 15 Business Days (but not more than 30 Business Days) prior to the date of the proposed Restricted Payment, a certificate of a Financial Officer of the Borrower setting forth computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate.

            Notwithstanding the foregoing, nothing herein shall be deemed to prohibit any of the following:

            (a) the payment of dividends by any Restricted Subsidiary to the Borrower or to any other Restricted Subsidiary;

            (b) the repurchase of equity interests of the Borrower or any Restricted Subsidiary (and, after the consummation of a Holding Company Transaction, of the Holding Company) from directors, officers, consultants and employees for consideration consisting of the cancellation or forgiveness of Indebtedness (or the proceeds of the repayment of such Indebtedness) of such director, officers, consultants or employees owing to the Borrower or any Restricted Subsidiary that was incurred as consideration for the purchase of equity interests of the Borrower or any Restricted Subsidiary and is outstanding as of the Effective Date;

            (c) any payments permitted to be made under 6.07(d);

            (d) Specified Affiliate Payments; and

            (e) payments or distributions to dissenting stockholders under applicable law or in connection with a consolidation or merger permitted under Section 6.03(f), made either (i) from the proceeds of an Equity Issuance made after the date hereof or (ii) through the issuance of shares of capital stock (other than Disqualified Stock) of the Borrower or the Holding Company (if applicable) to such dissenting shareholders.

                                Credit Agreement

            SECTION 6.07. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with or for the benefit of, any of its Affiliates, except:

            (a) transactions that are fair and reasonable to the Borrower or such Restricted Subsidiary and that are on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties;

            (b) transactions between the Borrower and one or more Restricted Subsidiaries, or between a Restricted Subsidiary and one or more other Restricted Subsidiaries;

            (c) any Restricted Payment permitted by Section 6.06 and any Investments permitted by Sections 6.05(h), (k), (l) and (m);

            (d) during any period that the Borrower and its Restricted Subsidiaries are part of an affiliated group headed by a "common parent" (within the meaning of Section 1504 of the Code), the Borrower may reimburse such parent (or reimburse Hughes, during any period when Hughes is a member of the affiliated group of which General Motors is such "common parent") for Federal, state and local income taxes attributable to the Borrower and its Subsidiaries, so long as

                  (i) the aggregate amount paid by the Borrower and its
            Restricted Subsidiaries in respect of such reimbursement (x) during any period when such common parent is General Motors or Hughes (or a holding company formed to own Hughes upon the EchoStar Combination Transaction), shall not exceed the aggregate amount of Federal, state and local income taxes the Borrower and its Subsidiaries would have been required to pay in the event they were a separate affiliated group with the Borrower being the common parent for such period and all prior periods (such taxes to be determined after giving effect to any net operating losses which would have been available to such separate affiliated group regardless of whether such net operating losses were used to offset income of other members of the group of which General Motors or Hughes was the common parent) and (y) during any period when such common parent is any other Person, shall not exceed the aggregate amount of such taxes the Borrower and its Subsidiaries would have been required to pay in the event they were a separate affiliated group with the Borrower being the common parent for such period and all prior periods after the date such other Person became such common parent (such taxes to be determined after giving effect to any net operating losses which would have been available to, and usable by, such separate affiliated group regardless of whether such net operating losses were used to offset income of other members of the group of which such other Person was the common parent) and

                                Credit Agreement

                  (ii) such Person (if other than General Motors or Hughes)
            shall have agreed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, to pay to the Borrower any amounts that the Borrower and its Subsidiaries would have been entitled to receive in respect of refunds for any prior periods as if the Borrower and its Subsidiaries had been a separate affiliated group with the Borrower being the common parent for such prior periods (such payments to be determined taking into account any net operating losses which would have been available to, and usable by, such separate affiliated group);

            (e) loans and advances to officers, directors, consultants and employees permitted by Section 6.05(h);

            (f) any agreement or arrangement in effect on the date hereof and described in Schedule XII (including any tax sharing agreement or arrangement), and any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement or arrangement or any transaction pursuant thereto, so long as any such amendment or replacement agreement or arrangement is no less favorable to the Lenders than the original agreement or arrangement as in effect on the date hereof; and

            (g) the issuance of equity interests of the Borrower (other than Disqualified Stock).

            SECTION 6.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, (b) the ability of the Borrower or any Restricted Subsidiary to transfer any of its properties or assets to the Borrower or any other Restricted Subsidiary or (c) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other ownership interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that:

            (i) the foregoing shall not apply to (u) restrictions applicable to Foreign Subsidiaries arising under agreements applicable to Indebtedness permitted under Section 6.01(o), (v) restrictions existing at the time a Person becomes a Restricted Subsidiary and arising in connection with Indebtedness permitted under Section 6.01(j), so long as such restrictions are not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary, (w) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (x) restrictions and conditions existing on the date hereof in the agreements and instruments identified on Schedule III (and any restrictions or conditions in any extension, renewal, replacement and refinancing of any such agreement or instrument (or any Indebtedness referenced in clause (v) above) after the date hereof, other than any such agreement or instrument that is stated on Schedule III

                                Credit Agreement
      to expire or be cancelled on or about the Closing Date, so long as the terms and conditions of any such restrictions or conditions contained in such agreement or instrument (or Indebtedness) as so extended, renewed or refinanced are no less favorable to the Lenders than those in the agreements and instruments identified on Schedule III or those under the Senior 2002 Notes), (y) customary restrictions and conditions contained in agreements relating to the sale of equity interests in a Restricted Subsidiary or the assets of a Restricted Subsidiary, as the case may be, pending such sale, provided that such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder and (z) restrictions and conditions contained in any Permitted Senior Indebtedness or Permitted Subordinated Indebtedness so long as the terms and conditions of any such restrictions or conditions contained in such Indebtedness are no less favorable to the Lenders than those under the Senior 2002 Notes;

            (ii) the foregoing shall not apply to (w) any cash deposit held by a customer in the ordinary course of business that is otherwise permitted under this Agreement, (x) restrictions with respect to any property or asset that is the subject of an option or an agreement to transfer which option or agreement is otherwise permitted under this Agreement, (y) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (z) customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or of the property subject to any such lease, license or other contract (provided that no such lease, license or other contract entered into after the date hereof shall restrict the granting of any Lien securing the Secured Obligations, in each case as defined in the Intercreditor and Collateral Trust Agreement and the Lender Security Agreement, except that transponder leases and leases of Excluded Satellites may contain a covenant of quiet enjoyment in substantially the form of Schedule XIII or in such other form as shall be satisfactory to the Administrative Agent);

            (iii) clause (a) shall not apply to any restriction or condition arising in connection with Indebtedness permitted under Section 6.01, so long as (x) such restriction or condition expressly permits any Lien securing the Secured Obligations (in each case as defined in the Intercreditor and Collateral Trust Agreement and the Lender Security Agreement) on any property or assets of the Borrower or any of its Restricted Subsidiaries (including without limitation any property or assets not subject to Liens on the Closing Date) and (y) the terms of any such restrictions or conditions are no less favorable to the Lenders than those under the Senior 2002 Notes; and

            (iv) clause (a) and (b) of the foregoing shall not apply to restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business.

            SECTION 6.09. Sale and Lease-Back Transactions. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such

                                Credit Agreement
property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, provided that, notwithstanding the foregoing, so long as the aggregate amount of Indebtedness or Attributable Debt arising in connection therewith is permitted under Section 6.01(i), the Borrower and its Restricted Subsidiaries may enter into any such arrangement with respect to one or more Satellites, transponders, TT&C Stations, other real property, tools, equipment and office equipment so long as (A) immediately prior to such transaction and after giving effect thereto, no Default shall have occurred and be continuing and (B) after giving effect to such transaction, the Borrower shall be in compliance with Section 6.10 (the determination of such compliance to be calculated on a pro forma basis) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such transaction for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such transaction shall have occurred at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the rate of interest on such Indebtedness or Attributable Debt.

            SECTION 6.10. Certain Financial Covenants.

            (a) Leverage Ratios. The Borrower will not permit the Total Leverage Ratio or Senior Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

                                                             Total                    Senior
                Period                                  Leverage Ratio            Leverage Ratio
                ------                                  --------------            --------------
        From and including the date hereof
          to and including December 31, 2002                5.75 to 1                4.25 to 1

        From and including January 1, 2003
          to and including September 30, 2003               5.25 to 1                3.75 to 1

        From and including October 1, 2003
          to and including December 31, 2003                5.00 to 1                3.75 to 1

        From and including January 1, 2004
          to and including June 30, 2004                    4.75 to 1                3.00 to 1

        From and including July 1, 2004
          to and including December 31, 2004                4.50 to 1                3.00 to 1

        From and including January 1, 2005
          to and including June 30, 2005                    4.00 to 1                2.50 to 1

        From and including July 1, 2005
          to and including December 31, 2005                3.50 to 1                2.50 to 1

                                Credit Agreement

        From and including January 1, 2006
          to and including December 31, 2006                3.25 to 1                  2.50 to 1

        From and including January 1, 2007
          and thereafter                                    3.00 to 1                  2.50 to 1

            (b) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:

                     Period                                       Minimum Ratio
                     ------                                       -------------
        From and including the date hereof
          to and including March 30, 2003                           2.25 to 1

        From and including March 31, 2003
          to and including March 30, 2004                           2.50 to 1

        From and including March 31, 2004
          to and including March 30, 2005                           2.75 to 1

        From and including March 31, 2005
          and thereafter                                            3.00 to 1

            (c) Fixed Charges Ratio. The Borrower will not permit the Fixed Charges Ratio to be less than the following respective ratios at any time during the following respective periods:

                     Period                                       Minimum Ratio
                     ------                                       -------------
        From and including the date hereof
          to and including March 30, 2003                           1.50 to 1

        From and including March 31, 2003
          to and including March 30, 2004                           1.10 to 1

        From and including March 31, 2004
          to and including March 30, 2005                           1.50 to 1

        From and including March 31, 2005
          to and including March 30, 2006                           1.00 to 1

                                Credit Agreement

        From and including March 31, 2006
          to and including March 30, 2008                           1.50 to 1

        From and including March 31, 2008
          and thereafter                                            1.00 to 1

            (d) Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures by the Borrower and its Restricted Subsidiaries to exceed the following respective amounts for the following respective fiscal years:

            Fiscal Year Ending                          Amount
            ------------------                          ------
            December 31, 2002                        $425,000,000
            December 31, 2003                        $300,000,000
            December 31, 2004                        $300,000,000
            December 31, 2005                        $300,000,000
            December 31, 2006                        $300,000,000
            December 31, 2007                        $300,000,000
            December 31, 2008                        $300,000,000

If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) period, except that any such amount added to such immediately succeeding period that is not expended during such period may (but only so long as the same are applied to Capital Expenditures in connection with the purchase or construction of Satellites) be applied to Capital Expenditures in the next following period. By way of illustration, permitted amounts not expended in 2002 may be carried forward to 2003 and, to the extent applied to the purchase or construction of Satellites, may be carried forward to 2004.

            SECTION 6.11. Payment of Other Indebtedness. The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, the Senior 1998 Notes, the Senior 2002 Notes, any Permitted Senior Debt or any Subordinated Indebtedness, except for (i) regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing the Senior 1998 Notes, the Senior 2002 Notes, such Permitted Senior Debt or such Permitted Subordinated Indebtedness, (ii) Permitted Discount Purchases, so long as the aggregate consideration paid by the Borrower and its Restricted Subsidiaries during the term of this Agreement in respect thereof shall not exceed $100,000,000 and (iii) payments of principal of the Senior 1998 Notes from the portion of the Net Cash Proceeds of a Casualty Event or Disposition in respect of Shared Property not applied to the prepayment of obligations hereunder, all as more particularly described in the third from the last sentence in the last paragraph of Section 4.01 of the Intercreditor and Collateral Trust Agreement.

                                Credit Agreement

            SECTION 6.12. Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of any of the provisions of the Senior 1998 Notes Indenture, the Senior 1998 Notes, the Senior 2002 Notes Indenture, the Senior 2002 Notes, or any agreement, instrument or other document evidencing or relating to Permitted Senior Indebtedness or any Subordinated Indebtedness, without in each case the prior consent of the Administrative Agent (with the approval of the Required Lenders). The Borrower will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Stock except as permitted by Section 6.01(f).

            SECTION 6.13. Designations of Unrestricted Subsidiaries, Etc. The Borrower will not designate any Subsidiary as an "Unrestricted Subsidiary" unless:

            (a) such Subsidiary has no Indebtedness other than Indebtedness (i) as to which neither the Borrower nor any Restricted Subsidiary (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise (except as a result of the capital stock or other ownership interests of such Subsidiary being pledged as security for Indebtedness of such Subsidiary if recourse of such pledge is limited to such stock), except in the case of (A) and (B) to the extent otherwise permissible under Section 6.05(l)), and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Material Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such Material Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

            (b) except to the extent otherwise permitted under Section 6.01(l), such Subsidiary is a Person with respect to which neither the Borrower nor any Restricted Subsidiary has any direct or indirect obligation to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

            (c) such Subsidiary has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any Restricted Subsidiary (except as a result of the equity interests in such Subsidiary being pledged as security for Indebtedness of such Subsidiary if recourse of such pledge is limited to such stock);

            (d) such Subsidiary is not a "Restricted Subsidiary" under the Senior 1998 Notes Indenture and is an "Unrestricted Subsidiary under the Senior 2002 Notes Indenture and the respective indentures for Permitted Senior Indebtedness and Permitted Subordinated Indebtedness;

            (e) such Subsidiary and the Borrower shall be parties to an agreement pursuant to which such Subsidiary shall have agreed to reimburse the Borrower for any Federal, state

                                Credit Agreement
      and local income taxes attributable to such Subsidiary in a manner consistent with the Borrower's obligations to any "common parent" referred to in Section 6.07(d); and

            (f) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

            Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to this Section shall constitute an Investment in such Unrestricted Subsidiary in an amount equal to the aggregate amount of the Investments by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation.

            Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of a resolution of the Board of Directors giving effect to such designation and a certificate of a senior financial officer of the Borrower certifying that such designation complied with the preceding conditions and is permitted by this Section. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding conditions (other than clause (d)), it shall immediately cease to be an Unrestricted Subsidiary for the purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Borrower shall be in default of such covenant.

            The Board of Directors may at any time designate an Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if after giving effect to such deemed incurrence of Indebtedness, the Borrower shall be in compliance with Section 6.10 calculated on a pro forma basis (as if such designation had occurred at the beginning of the relevant periods).

                                   ARTICLE VII

                                EVENTS OF DEFAULT

            If any of the following events ("Events of Default") shall occur:

            (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more Business Days;

                                Credit Agreement

            (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Restricted Subsidiaries, or the Holding Company, in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to the Borrower's existence), 5.09 or 5.11, or in Article VI (other than Sections 6.04 and 6.13);

            (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

            (f) the Borrower or any of its Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Restricted Subsidiaries, or the Holding Company, or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or other similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries, or the Holding Company, or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Borrower or any of its Restricted Subsidiaries, or the Holding Company, shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency,

                                Credit Agreement
      receivership or other similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Restricted Subsidiaries, or the Holding Company, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
      (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Borrower or any of its Restricted Subsidiaries, or the Holding Company, shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower or any of its Restricted Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (m) a reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries, or any predecessor in interest of the Borrower or any of its Subsidiaries, of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or predecessors that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by the Borrower or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

            (n) a Change in Control shall occur;

            (o) any material FCC Licenses, or any other material authorizations, orders, licenses or permits issued by any other Governmental Authority, shall be revoked or canceled or expire by its terms and not be renewed, or shall be modified, and such revocation, cancellation, expiration, non-renewal, or modification shall be materially adverse to the Borrower and its Restricted Subsidiaries taken as a whole, provided that no revocation, cancellation or expiration of any one or more FCC Licenses for the launch and operation of Satellites other than Satellites with C-band or Ku-band transponders

                                Credit Agreement
      shall, by themselves, be deemed materially adverse to the Borrower and its Restricted Subsidiaries for purposes hereof;

            (p) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Credit Party; or

            (q) in the event that the Borrower shall at any time after the date hereof become a Wholly Owned Subsidiary of another Person (other than pursuant to a transaction described in Section 6.03(f) that itself gives rise to a Holding Company), such Person shall have failed, within 30 days thereafter, (i) to create a Holding Company to own directly all of the issued and outstanding capital stock and other ownership interests of the Borrower, (ii) to cause such Holding Company to execute and deliver to the Administrative Agent a Holding Company Pledge Agreement together with such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by PanAmSat pursuant to Section 4.01 on the Effective Date or as the Administrative Agent shall have requested, or (iii) to take such action as the Administrative Agent shall have reasonably requested to perfect the Lien of the Holding Company Pledge Agreement in the capital stock or other ownership interests of the Borrower owned by the Holding Company;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                                Credit Agreement

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

            Each of the Lenders, the Issuing Lender and the Swingline Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

            The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein,
(iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the

                                Credit Agreement
proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

            The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender, the Swingline Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in

                                Credit Agreement
taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

            Anything herein to the contrary notwithstanding, none of the parties indicated on the cover page hereof as a Bookrunner, Lead Arranger, Joint Arranger, Syndication Agent or Documentation Agent, shall have any duties or responsibilities under this Agreement, except in their capacity, if any, as the Administrative Agent or a Lender hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Borrower or any Subsidiary Guarantor, to it at 20 Westport Road, Wilton, CT 06897, Attention of James W. Cuminale (Tel:
      203-210-8313; Fax: 203-210-8683), with a courtesy copy to Hughes, at 200
      N. Sepulveda Blvd., P.O. Box 956, El Segundo, CA 90245, Attention of Larry Hunter (Tel: 310-662-5597);

            (b) if to the Administrative Agent, to Credit Suisse First Boston, Eleven Madison Avenue, New York, NY 10010, Attention of Darlene Trinker / Agency Group (Tel: 212-325-9931; Fax: 212-325-8304);

            (c) if to the Issuing Lender, to it at Eleven Madison Avenue, New York, NY 10010, Attention of Adrian Silghigian / Trade Services (Tel:
      212-325-9286; Fax: 212-325-8315));

            (d) if to the Swingline Lender, to it at Eleven Madison Avenue, New York, NY 10010, Attention of Darlene Trinker / Agency Group (Tel:
      212-325-9931; Fax: 212-325-8304); and

            (e) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                                Credit Agreement

            SECTION 9.02. Waivers; Amendments.

            (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender, the Swingline Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, the Issuing Lender or the Swingline Lender may have had notice or knowledge of such Default at the time.

            (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

            (i) increase any Commitment of any Lender without the written consent of such Lender,

            (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

            (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

            (iv) change Section 2.17(d) without the consent of each Lender affected thereby, or

            (v) change any of the provisions of this Section or the percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, and provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender

                                Credit Agreement
hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, and (y) that any modification or supplement of the Guarantee Agreement shall require the consent of each Subsidiary Guarantor.

            Anything in this Agreement to the contrary notwithstanding, (A) no waiver or modification of any provision of this Agreement that has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders of such Class for purposes of the Commitments of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification, and no waiver or modification of any provision of this Agreement or any other Loan Document that could reasonably be expected to adversely affect the Lenders of any Class in a manner that does not affect all Classes equally shall be effective against the Lenders of such Class unless the Required Lenders of such Class shall have concurred with such waiver or modification and (B) neither the assumption by a New Borrower pursuant to
Section 6.03(f), nor the release of PanAmSat contemplated by said Section, shall require the consent of any Lender, such assumption and release requiring only the actions and determinations of the Administrative Agent provided for in said Section. In addition, anything in this Agreement to the contrary notwithstanding (including Section 2.17(c)), in the event that the Borrower determines prior to June 30, 2002 that the aggregate amount of credit available under this Agreement, when taken together with the proceeds of the Senior 2002 Notes, results in liquidity in excess of what in its judgment is reasonably required for the business and operations of the Borrower and its Subsidiaries, the Borrower shall be permitted to enter into arrangements with one or more Lenders pursuant to which it would purchase and assume Loans and Revolving Credit Commitments from such Lenders and then simultaneously cancel such Commitments and Loans, provided that the Borrower shall not be permitted to purchase, assume and cancel more than an aggregate $75,000,000 of Commitments and Loans pursuant to this sentence.

            (c) Certain Amendments of Security Documents. Except as otherwise provided in Section 9.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) release (or authorize the Collateral Trustee to release) all or substantially all of the collateral or otherwise terminate (or authorize the Collateral Trustee to terminate) all or substantially all of the Liens under the Security Documents, agree (or authorize the Collateral Trustee to agree) to additional obligations being secured by all or substantially all of such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Administrative Agent may consent (and may authorize the Collateral Trustee to consent) to such junior Lien provided that it obtains the consent of the Required Lenders thereto), alter (or authorize the Collateral Trustee to alter) the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to all or substantially all of such collateral or release (or authorize the Collateral Trustee to release) all or substantially all of the Subsidiary Guarantors under the Security Documents from their guarantee obligations thereunder, except that no such consent shall be required, and the Administrative Agent is hereby authorized (and shall be required), to promptly (i) release (and to instruct the Collateral Trustee

                                Credit Agreement
to release) any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented or, in the case of any disposition of all of the capital stock or other ownership interests of any Restricted Subsidiary, or in case any Restricted Subsidiary is designated as an Unrestricted Subsidiary in accordance with the provisions of Section 6.13, release all Liens on the property of and any Guarantee provided by such Restricted Subsidiary, (ii) release or subordinate any Lien covering property on which, pursuant to Section 6.02, the Borrower and its Restricted Subsidiaries are permitted to grant Liens in favor of third parties, (iii) add property to the Lien of the Security Documents or enter into additional Security Documents as contemplated by Section
5.11 and (iv) in the event a Subsidiary becomes or ceases to be a "Restricted Subsidiary" under and as defined in the 1998 Senior Notes Indenture, add indebtedness or equity interests of such Subsidiary to, or release any such indebtedness or equity interests from, the Lien of the Shared Security Agreement (and release or add such indebtedness and equity interests from or to the Lien of the Lender Security Agreement), as the case may be.

            Notwithstanding the foregoing, in the event that it shall be a condition to the Administrative Agent or Collateral Trustee obtaining a Lien upon the rights of any Obligor under an agreement or other instrument to which such Obligor is a party with a third party relating to the lease, license or other use of property owned by such Obligor that the Administrative Agent or Collateral Trustee agree that the rights of such third party in respect of such property shall not be affected or impaired by such Lien (or that the Administrative Agent or Collateral Trustee subordinate such Lien in respect of property to the rights of such third party), each of the Lenders hereby authorizes and directs the Administrative Agent to enter into (and to direct the Collateral Trustee to enter into) such agreement (or such subordination) in such form as the Administrative Agent shall deem appropriate in the circumstances, it being understood that in the case of a transponder lease or a lease of an Excluded Satellite, such agreement may be in the form of a consent of the Administrative Agent to a covenant of quiet enjoyment in substantially the form of Schedule XIII or in such other form as shall be satisfactory to the Administrative Agent.

            SECTION 9.03. Expenses; Indemnity; Damage Waiver.

            (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all costs, expenses, taxes, assessments and other charges incurred in connection with any

                                Credit Agreement
filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

            (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, (iv) the launch or operation of any Satellite, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

            (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in its capacity as such.

            (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                                Credit Agreement

            SECTION 9.04. Successors and Assigns.

            (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that

            (i) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),

            (ii) in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Lender and the Swingline Lender must give their prior written consent to such assignment,

            (iii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Commitments) or $1,000,000 (in the case of the Tranche A or Tranche B Term Loan Commitments) unless each of the Borrower and the Administrative Agent otherwise consent,

            (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

            (v) the assignee, if it shall be a Foreign Lender, shall deliver to the Borrower any documentation required to be delivered by it pursuant to
      Section 2.16(e), duly completed and executed by the assignee,

            (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                                Credit Agreement

            (vii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

            Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrower under any of the Loan Documents. The making of a Loan by an SPV hereunder shall utilize the relevant Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States of America or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a

                                Credit Agreement
confidential basis, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

            (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                                Credit Agreement

            (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

            (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

            SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                                Credit Agreement

            SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any subsidiary or Affiliate thereof to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

            SECTION 9.09. Governing Law; Jurisdiction; Etc.

            (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Submission to Jurisdiction. The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in the State of New York or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

            (c) Waiver of Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                                Credit Agreement

            SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Treatment of Certain Information; Confidentiality.

            (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            (b) Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including the National Association of Insurance Commissioners), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower,

                                Credit Agreement

(viii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 9.12, or (ix) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than a Credit Party. For the purposes of this paragraph, "Information" means all information received from any Credit Party relating to a Credit Party or its business, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by a Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            SECTION 9.13. Limitation on Liability. Each Lender (and the Administrative Agent) hereby agrees that, to the extent any portion of the proceeds of the Refinancing shall be paid or delivered to Hughes and/or by Hughes to General Motors Acceptance Corporation, such Lender (and the Administrative Agent) will not assert (and hereby waives) any claim against Hughes and/or General Motors Acceptance Corporation with respect to any such proceeds or in any other manner seek to recover any of such proceeds.

                                Credit Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        PANAMSAT CORPORATION


                                        By /s/ Michael J. Inglese
                                           -------------------------------------
                                         Name:  Michael J. Inglese
                                         Title: Executive Vice President &
                                                Chief Financial Officer

                                        LENDERS

                                        CREDIT SUISSE FIRST BOSTON,
                                          individually, as Swingline Lender and
                                          as Administrative Agent

                                        By /s/ Gene Martin
                                           -------------------------------------
                                         Name:  Gene Martin
                                         Title: Managing Director

                                        By /s/ Lauri Sivaslian
                                           -------------------------------------
                                         Name:  Lauri Sivaslian
                                         Title: Managing Director


                                        BANKERS TRUST COMPANY

                                        By /s/ Scottye Lindsey
                                           -------------------------------------
                                         Name:  Scottye Lindsey
                                         Title: Vice President

                                Credit Agreement

                                        ALLIED IRISH BANKS PLC

                                        By /s/ Conor Geary
                                           -------------------------------------
                                          Name: Conor Geary
                                         Title: Vice President

                                        By /s/ Anthony O'Reilly
                                           -------------------------------------
                                         Name: Anthony O'Reilly
                                         Title: Vice President


                                        THE GOVERNOR AND COMPANY OF
                                        THE BANK OF SCOTLAND

                                        By /s/ Graeme Hutchings
                                           -------------------------------------
                                         Name: Graeme Hutchings
                                         Title: Associate Director, Telecoms and
                                                Media


                                        FUJI BANK, LTD.

                                        By /s/ John D. Doyle
                                           -------------------------------------
                                         Name: John D. Doyle
                                         Title: Vice President and Manager

                                Credit Agreement

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION

                                        By /s/ Brian P. Ward
                                           -------------------------------------
                                         Name: Brian P. Ward
                                         Title: Manager-Operations


                                        SOCIETE GENERALE, NEW YORK BRANCH

                                        By /s/ Elaine Khalil
                                           -------------------------------------
                                         Name: Elaine Khalil
                                         Title: Director


                                        THE BANK OF NEW YORK

                                        By /s/ Stephen M. Nettler
                                           -------------------------------------
                                         Name: Stephen M. Nettler
                                         Title: Vice President

                                Credit Agreement

                                        METROPOLITAN LIFE INSURANCE
                                        COMPANY


                                        By /s/ James R. Dingler
                                           -------------------------------------
                                         Name: James R. Dingler
                                         Title: Director

                                Credit Agreement

                                        CREDIT INDUSTRIEL ET COMMERCIAL

                                        By /s/ Marcus Edward
                                           -------------------------------------
                                         Name: Marcus Edward
                                         Title: Vice President

                                        By /s/  Anthony Rock
                                           -------------------------------------
                                         Name: Anthony Rock
                                         Title: Vice President


                                        INDUSTRIAL BANK OF JAPAN

                                        By /s/ Carl-Eric Benzinger
                                           -------------------------------------
                                         Name: Carl-Eric Benzinger
                                         Title: Senior Vice President and Senior
                                                Deputy General Manager

                                Credit Agreement